UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐     Soliciting Material Pursuant to Section 240.14a-12

MSCI Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MSCI Inc.

Notice of 2008 Annual Meeting of Shareholders

1585 Broadway, 6th Floor Auditorium

New York, New York 10036

April 9, 2008, 2:30 PM, local time

February 28, 2008

Fellow shareholder:

I cordially invite you to attend MSCI Inc.’s 2008 annual meeting of shareholders to:

•	elect members of the Board of Directors;

•

consider and act upon the recommendation of the Compensation Committee to approve the MSCI Inc. Amended and Restated 2007 Equity Incentive Compensation Plan. Under the MSCI Inc. Amended and Restated 2007 Equity Incentive Compensation Plan, employees will be eligible to receive nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, other equity-based awards, and cash awards covering up to 12,500,000 shares of our class A common stock, which share authorization has previously been approved by the Board of Directors and shareholders of MSCI Inc.;

•

consider and act upon the recommendation of the outside directors (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended) to approve the MSCI Inc. Performance Formula and Incentive Plan;

•	ratify the appointment of Deloitte & Touche LLP as independent auditor; and

•	transact such other business as may properly come before the meeting.

Our Board of Directors recommends that you vote “FOR” the election of directors, the approval of the Amended and Restated 2007 Equity Incentive Compensation Plan, the approval of the Performance Formula and Incentive Plan and the ratification of the appointment of the auditor.

We enclose our Proxy Statement, our Annual Report and a proxy card. Please submit your proxy. Thank you for your support of MSCI Inc.

Very truly yours,

Henry A. Fernandez
Chairman, Chief Executive Officer and President

MSCI Inc.

Wall Street Plaza

88 Pine Street

New York, New York 10005

February 28, 2008

Proxy Statement

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for the 2008 annual meeting of shareholders. We are mailing this proxy statement and the accompanying form of proxy to shareholders on or about March 3, 2008. In this proxy statement, we refer to MSCI Inc. as the “Company,” “MSCI,” “we,” “our” or “us” and the Board of Directors as the “Board.” When we refer to MSCI’s fiscal year, we mean the twelve-month period ending November 30 of the stated year (for example, fiscal 2007 is December 1, 2006 through November 30, 2007). In this proxy statement, we refer to Morgan Stanley, its affiliates and subsidiaries, as “Morgan Stanley” or “MS.”

Annual Meeting Information

Date and Location. We will hold the annual meeting on April 9, 2008 at 2:30 PM, local time, 1585 Broadway, 6th Floor Auditorium, New York, New York 10036.

Admission. Only record or beneficial owners of MSCI’s common stock as of the Record Date, as defined below, or their proxies may attend the annual meeting in person. When you arrive at the annual meeting, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Electronic Access. You may listen to the meeting at www.mscibarra.com. Please go to our website prior to the annual meeting to register.

Voting Information

Record Date. The record date for the annual meeting is February 22, 2008. You may vote all shares of MSCI’s common stock that you owned as of the close of business on that date. Each share of class A common stock entitles you to one vote and each share of class B common stock entitles you to five votes on each matter voted on at the annual meeting. On the record date, 16,111,388 shares of class A common stock and 83,900,000 shares of class B common stock were outstanding. We need a majority of the shares of common stock outstanding on the record date present, in person or by proxy, to hold the annual meeting.

Confidential Voting. Our Amended and Restated Bylaws (Bylaws) provide that your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances such as when you request or consent to disclosure.

Submitting Voting Instructions for Shares Held Through a Broker. If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange (NYSE) member brokers may vote your shares as described below:

•

Discretionary Items. The election of directors and the ratification of the appointment of MSCI’s independent auditor are “discretionary” items. NYSE member brokers that do not receive instructions from beneficial owners may vote on these proposals in their discretion, subject to any voting policies adopted by the broker holding your shares.

•

Non-discretionary Items. The approval of the MSCI Inc. Amended and Restated 2007 Equity Incentive Compensation Plan and the MSCI Inc. Performance Formula and Incentive Plan are “non-discretionary” items. Accordingly, absent specific voting instructions from beneficial owners on these proposals, NYSE member brokers may not vote on these proposals.

If you do not submit voting instructions and your broker does not have discretion to vote your shares on a matter, your shares will not be counted in determining the outcome of the vote on that matter.

Submitting Voting Instructions for Shares Held in Your Name. If you hold shares as a record holder, you may vote by submitting a proxy for your shares by mail, telephone or internet as described on the proxy card. If you submit your proxy via the internet, you may incur costs such as cable, telephone and internet access charges. Submitting your proxy will not limit your right to vote in person at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendations.

Revoking Your Proxy. You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Corporate Secretary, Gary Retelny, MSCI Inc., Wall Street Plaza, 88 Pine Street, New York, New York 10005; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

Votes Required to Elect Directors. Each director will be elected by a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. In the event that the number of nominees exceeds the number of directors to be elected, each director will be elected by a plurality of the votes cast in such a contested election. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Company’s Bylaws, each director, prior to the annual meeting, will submit an irrevocable letter of resignation as director that becomes effective if (i) he or she is not elected by shareholders in an election that is not a contested election and (ii) the Board accepts the resignation. If a director is not elected in an election that is not a contested election, the Nominating and Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision, including the rationale behind the decision if it rejects the resignation, within 90 days after the election results are certified.

Votes Required to Adopt Other Proposals. The approval of the MSCI Inc. Amended and Restated 2007 Equity Incentive Compensation Plan, the MSCI Inc. Performance Formula and Incentive Plan and the ratification of Deloitte & Touche LLP’s appointment each require the affirmative vote of a majority of the voting power of the shares of common stock represented at the annual meeting and entitled to vote thereon.

“Abstaining.” You may vote “abstain” for any nominee in the election of directors and on the other proposals. Shares voting “abstain” on any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. Shares voting “abstain” on the other proposals will be counted as present at the annual meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal.

Item 1—Election of Directors

Our Board will have nine (9) directors as of March 10, 2008. The entire Board stands for election at each annual meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. All of the nominees will be directors of MSCI as of March 10, 2008, and each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.

Kenneth M. deRegt (52). Mr. deRegt re-joined Morgan Stanley as a Managing Director in the Office of the Chairman as of February 2008 and is a member of Morgan Stanley’s Management Committee. In this role, he is involved in strategic oversight of Morgan Stanley’s risk profile and function, and works with senior management on strategy and internal controls. Previously, Mr. deRegt had been a Managing Director for Aetos Capital, LLC, an investment management firm, from 2002 to 2008. Prior to joining Aetos Capital, Mr. deRegt was a private investor from 2000 until 2002. Mr. deRegt worked for Morgan Stanley from 1981 to 2000, most recently as the head of its Fixed Income, Currencies and Commodities divisions and a member of Morgan Stanley’s Management Committee. Prior to joining Morgan Stanley, Mr. deRegt worked for Bank of America from 1977 to 1981. Mr. deRegt holds a Bachelor of Arts in economics from Stanford University.

Director since: 2007

Benjamin F. duPont (44). Mr. duPont is the Founder and President of yet2.com, a firm he founded in 1999. Prior to that, Mr. duPont worked for the DuPont Corporation from 1986 to 1999, most recently in the Specialty Chemicals, Fibers and Automotive division. Mr. duPont holds a Bachelor of Science in mechanical engineering from Tufts University.

Director since: 2008

Other Directorships: Platinum Research.

Henry A. Fernandez (49). Mr. Fernandez has served as our Chairman since October 2007 and has served as our Chief Executive Officer, President and a Director since 1998. Prior to joining us, Mr. Fernandez worked for Morgan Stanley from 1983 to 1991 and since 1994, most recently as a Managing Director in the Institutional Equity Division. Mr. Fernandez holds a Bachelor of Arts in economics from Georgetown University and an M.B.A. from the Stanford University Graduate School of Business.

Director since: 1998

James P. Gorman (49). Mr. Gorman was appointed Co-President of Morgan Stanley in December 2007. Prior to that, Mr. Gorman served as President and Chief Operating Officer of Morgan Stanley’s Global Wealth Management Group since 2006. Mr. Gorman is a member of Morgan Stanley’s Management Committee. Prior to joining Morgan Stanley, Mr. Gorman worked for Merrill Lynch from 1999 to 2005, most recently as the head of Merrill Lynch’s global private client businesses. Mr. Gorman holds a Bachelor of Arts and law degree from the University of Melbourne and an M.B.A. from Columbia University.

Director since: 2007

Linda H. Riefler (47). Ms. Riefler has been the Chief Talent Officer of Morgan Stanley since 2006 and is a member of Morgan Stanley’s Management Committee. Ms. Riefler joined Morgan Stanley in 1987 and was elected a Managing Director in 1998. Ms. Riefler holds a Bachelor of Arts in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

Director since: 2005

Robert W. Scully (58). Mr. Scully became a member of the Office of the Chairman for Morgan Stanley in December 2007. Previously, Mr. Scully served as Co-President of Morgan Stanley with responsibility for the Asset Management and Private Equity businesses. Prior to that, he served as Morgan Stanley’s Chairman of Global Capital Markets and Vice Chairman of Investment Banking. Mr. Scully received a Bachelor of Arts from Princeton University and an M.B.A. from the Harvard Business School.

Director since: 2008 (1)

Other Directorships: GMAC.

David H. Sidwell (54). Mr. Sidwell has been an Advisory Director of Morgan Stanley since November 1, 2007. Previously, Mr. Sidwell served as Executive Vice President and Chief Financial Officer of Morgan Stanley from March 2004 to October 2007 and was a member of Morgan Stanley’s Management Committee. Prior to joining Morgan Stanley, Mr. Sidwell worked for JPMorgan Chase starting in 1984, most recently as Chief Financial Officer of JPMorgan Chase’s investment bank. Prior to that, Mr. Sidwell spent nine years with PricewaterhouseCoopers, both in New York and London. Mr. Sidwell holds a Bachelor of Arts in economics from Cambridge University in England and is a Chartered Accountant.

Director since: 2007

Scott M. Sipprelle (45). Mr. Sipprelle is currently a private investor. Previously, Mr. Sipprelle served as General Partner and Chief Investment Officer of two different investment firms, Copper Arch Capital from 2002 to 2007 and Midtown Research Group from 1998 to 2002. Prior to joining Midtown Research Group, Mr. Sipprelle worked for Morgan Stanley from 1985 to 1998, most recently as Head of U.S. Equity Capital Markets. Mr. Sipprelle holds a Bachelor of Arts in economics from Hamilton College.

Director since: 2008

Rodolphe M. Vallee (47). Mr. Vallee is currently the Chairman and Chief Executive Officer of R. L. Vallee, Inc., which he founded in 1989. Mr. Vallee served as the United States Ambassador to the Slovak Republic from 2005 to 2007, before returning to R. L. Vallee, Inc. Prior to founding R. L. Vallee, Inc., Mr. Vallee worked for the Catalyst Waste-to-Energy Corporation as Vice President from 1987 to 1988. Mr. Vallee also worked for the Catalyst Energy Corporation as Development Principal from 1986 to 1987. Mr. Vallee holds a Bachelor of Arts in biology from Williams College and an M.B.A. from The Wharton School of the University of Pennsylvania.

Director since: 2008 (1)

(1)	The appointments of Messrs. Scully and Vallee to the Board will be effective March 10, 2008.

Our Board unanimously recommends a vote “FOR” the election of all nine (9) nominees. Proxies solicited by our Board will be voted “FOR” these nominees unless otherwise instructed.

Corporate Governance

Corporate Governance Documents. MSCI has a corporate governance website at the “Corporate Governance” link under the “Investor Relations” link at www.mscibarra.com (http://ir.msci.com/governance.cfm).

Our Corporate Governance Policies (including our Director Independence Standards), Code of Ethics and Business Conduct and Board Committee charters are available at our corporate governance website at http://ir.msci.com/governance.cfm and are available to any shareholder who requests them by writing to MSCI Inc., Wall Street Plaza, 88 Pine Street, New York, New York 10005, Attention: Corporate Secretary, Gary Retelny.

If we make any substantive amendment to, or grant a waiver from, a provision of the Code of Ethics and Business Conduct that applies to MSCI’s Named Executive Officers, Principal Accounting Officer or persons performing similar functions, we will satisfy the applicable SEC disclosure requirement by promptly disclosing the nature of the amendment or waiver on our website under the “Investor Relations” link at www.mscibarra.com (http://ir.msci.com/governance.cfm).

Lead Director. Linda H. Riefler is currently the Lead Director appointed by the non-employee directors. The Lead Director’s duties and authority, set forth in our Corporate Governance Policies, include the authority to call and lead non-employee sessions. In addition, the Lead Director has the authority to advise the Chairman of the Board’s informational needs and meeting agendas, and to be available, if requested by major shareholders, for consultation and direct communication.

Director Independence. For so long as Morgan Stanley continues to beneficially own shares representing more than 50% of the combined voting power of all classes of our voting stock, it will have the ability to direct the election of all the members of our Board, the composition of our board committees and the size of the Board. Until Morgan Stanley ceases to beneficially own shares representing more than 50% of the combined voting power of all classes of our voting stock, we intend to continue to avail ourselves of the “controlled company” exception under NYSE rules, which eliminates the requirements that a company has a majority of independent directors on its board of directors and that its compensation and nominating and corporate governance committees be composed entirely of independent directors. Our Board has determined that Benjamin F. duPont, Scott M. Sipprelle and Rodolphe M. Vallee qualify as independent directors under the rules of the NYSE. In addition, our Board has determined that David H. Sidwell is an “audit committee financial expert” within the meaning of the SEC rules.

Board Meetings and Committees. Our Board met three times during fiscal 2007. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. The Board’s standing committees are set forth below. Due to the fact that we were a public company for less than one month during fiscal 2007, our standing committees did not meet during fiscal 2007.

Committee	Current Members	Primary Responsibilities
Audit (1) (2) (3)	David H. Sidwell (Chair) Benjamin F. duPont Scott M. Sipprelle Rodolphe M. Vallee

•        Oversees the integrity of our Company’s consolidated financial statements, system of internal controls, risk management and compliance with legal and regulatory requirements.

•        Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor, and pre-approves audit and permitted non-audit services.

•        Oversees the qualifications, independence and performance of the independent auditor and performance of our Company’s internal auditor.

•        Meets to review and discuss with management and the independent auditor, the annual audited consolidated financial statements and quarterly financial statements, as applicable, including reviewing MSCI’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of MSCI’s Form 10-K or Form 10-Q, as applicable.

Committee	Current Members	Primary Responsibilities

Compensation	Linda H. Riefler (Chair) Kenneth M. deRegt Henry A. Fernandez

•       Annually reviews and approves the corporate goals and objectives relevant to the compensation of the Chairman and Chief Executive Officer and evaluates his performance in light of these goals and objectives.

•       Determines the compensation of our executive officers and other appropriate officers.

•       Recommends director compensation and benefits.

•       Oversees plans for management development and succession.

•       Administers our equity-based compensation plans.

•       Reviews and discusses the Compensation Discussion and Analysis with management and recommends to the Board its inclusion in the proxy statement.

Nominating and Governance	Linda H. Riefler (Chair) Henry A. Fernandez James P. Gorman David H. Sidwell

•       Identifies and recommends candidates for election to the Board.

•       Recommends directors for appointment to Board Committees.

•       At least annually, lead the Board in a self-evaluation to determine whether it and its committees are functioning effectively.

• Makes recommendations to the Board as to determinations of director independence. • Reviews, develops and recommends to the Board our corporate governance policies and oversees compliance therewith.

(1)

Mr. Sipprelle joined the Audit Committee on February 5, 2008. Mr. Jerker Johansson, who served on the Board during fiscal 2007, resigned from the Audit Committee on February 5, 2008 and resigned from the Board on February 12, 2008.

(2)

Mr. duPont joined the Audit Committee on February 11, 2008, on which date Mr. Sidwell was appointed Chair of the Audit Committee. Mr. deRegt served as Chair of the Audit Committee during fiscal 2007 and prior to his resignation from the Audit Committee on February 11, 2008.

(3)	Mr. Vallee’s appointment to the Board will be effective March 10, 2008 and he will join the Audit Committee as of that date.

Our Board has adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating and Governance Committee setting forth the roles and responsibilities of each committee. The charters are available at our corporate governance website at http://ir.msci.com/governance.cfm.

The reports of the Audit Committee and the Compensation Committee appear herein.

Director Attendance at Annual Meetings. The Company’s Corporate Governance Policies state that directors are expected to attend annual meetings of shareholders.

Non-employee Director Meetings. The Company’s Governance Policies provide that non-employee directors meet in executive sessions and that the Lead Director will preside over these executive sessions. If any non-employee directors are not independent, then the independent directors will meet in executive sessions and the Lead Director will preside over these executive sessions, provided that so long as the Lead Director is not an independent director, the independent directors will appoint an independent director to call and lead the independent director sessions.

Communications with Directors. Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to MSCI Inc., Wall Street Plaza, 88 Pine Street, New York, New York 10005, Attention: Corporate Secretary, Gary Retelny. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the Audit Committee. Appropriate MSCI personnel will review and sort through communications before forwarding them to the addressee(s).

Compensation Governance. The Compensation Committee consists of at least three (3) members, and within one year after Morgan Stanley ceases to own more than 50% of the voting power of all classes of our voting stock, shall be comprised solely of independent directors meeting the independence requirements of the NYSE. For fiscal 2008, the Compensation Committee has delegated to a sub-committee of the Board, which consists solely of directors who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, the responsibility and authority to approve performance-based compensation for named executive officers. Until such time that Morgan Stanley ceases to own at least 50% of the aggregate voting power of all classes of our voting stock, the Board shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. After Morgan Stanley ceases to own at least 50% of the aggregate voting power of all classes of our voting stock, the independent members of the Board shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur.

The Compensation Committee operates under a written charter adopted by the Board. As noted above, the Committee is responsible for reviewing and approving annually all compensation awarded to the Company’s executive officers, including the CEO and other executive officers named in the “Summary Compensation Table” herein (named executive officers or NEOs). In addition, the Committee administers the Company’s equity incentive plans, including reviewing and approving equity grants to executive officers. Information on the Compensation Committee’s processes, procedures and analysis of NEO compensation for fiscal 2007 is addressed in the “Compensation Discussion and Analysis” herein.

The Compensation Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance, including those described below:

•	Identifying corporate goals and objectives relevant to executive officer compensation.

•

Evaluating each executive officer’s performance in light of such goals and objectives and setting each executive officer’s compensation based on such evaluation and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

•

Determining any long-term incentive component of each executive officer’s compensation based on awards given to such executive officer in past years, the Company’s performance, shareholder return and the value of similar incentive awards relative to such targets at comparable companies and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

•	Annually reviewing and making recommendations to the Board with respect to the compensation of non-employee directors, including any incentive plan compensation.

The principal compensation plans and arrangements applicable to our NEOs are described in the “Compensation Discussion and Analysis” herein and the executive compensation tables herein. The Compensation Committee may delegate the administration of these plans as appropriate, including to one or more officers of the Company, subcommittees of the Board or to the Chairperson of the Compensation Committee when it deems it appropriate and in the best interests of the Company.

The Compensation Committee has the authority to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of CEO or executive officer compensation, including authority to approve all such compensation consultant’s fees and other retention terms. However, as further described in the “Compensation Discussion and Analysis” herein, during fiscal 2007 the Company engaged a compensation consultant and the Compensation Committee reviewed information from such consultant. In developing its views on compensation matters and determining the compensation awarded to our NEOs, the Committee obtains input from the Human Resources department, which collects information and prepares materials for the Committee’s use in compensation decisions.

Beneficial Ownership of Common Stock

Stock Ownership of Directors and Executive Officers. We encourage our directors, officers and employees to own our common stock; owning our common stock aligns their interests with your interests as shareholders. Executive officers may not engage in selling short or trading options or futures in MSCI securities.

The following table sets forth the beneficial ownership of our class A common stock and of Morgan Stanley common stock as of November 30, 2007 by each of our directors and NEOs, and by all our directors and executive officers as of November 30, 2007, as a group. As of November 30, 2007, none of the common stock beneficially owned by our directors and NEOs was pledged.

	MSCI Inc. Common Stock Beneficially Owned as of November 30, 2007	Morgan Stanley Common Stock Beneficially Owned as of November 30, 2007
Name	Shares (1) (2)(3)	Shares (1)	Underlying Stock Units (3)	Subject to Stock Options Exercisable within 60 days (4)	Total (5)
NAMED EXECUTIVE OFFICERS
Henry A. Fernandez	500,000	6,113	89,461	139,036	234,610
David C. Brierwood	477,100	11,992	63,114	131,312	206,418
Michael K. Neborak	74,000	—	3,884	14,478	18,362
C.D. Baer Pettit	6,000	317	11,014	5,811	17,142
Gary Retelny	57,800	1,527	6,080	—	7,607

DIRECTORS
Kenneth M. deRegt	31,111	—	—	156,788	156,788
Benjamin F. duPont (6)	—	—	—	—	—
James P. Gorman	—	4,977	587,962	354,986	947,925
Linda H. Riefler	—	5,696	42,199	37,620	85,515
Robert W. Scully (7)	—	80,745	528,291	585,702	1,194,738
David H. Sidwell	5,277	249	611,903	91,966	704,118
Scott M. Sipprelle (8)	—	—	—	—	—
Rodolphe M. Vallee (9)	—	—	—	—	—

ALL DIRECTORS AND EXECUTIVE OFFICERS AS OF NOVEMBER 30, 2007 AS A GROUP (13 PERSONS)	1,151,288	111,616	1,943,908	1,517,699	3,573,223

(1)

Each director, NEO and executive officer as of November 30, 2007, had sole voting and investment power with respect to his or her shares, except as follows: Mr. Fernandez’s beneficial ownership of our class A common stock includes 250,000 shares held in a trust; Mr. Neborak’s beneficial ownership of our class A common stock includes 3,000 shares held by his spouse and 3,000 shares held as custodian for his children; Mr. Retelny’s beneficial ownership of our class A common stock includes 14,000 shares held by his spouse.

(2)

Based on 16,111,388 shares of our class A common stock outstanding as of November 30, 2007, Mr. Fernandez owned 3.1% and Mr. Brierwood owned 3.0% of the shares of our class A common stock outstanding. All other NEOs and directors each beneficially owned less than 1.0% of the shares of class A common stock outstanding. All executive officers and directors as a group as of November 30, 2007 beneficially owned approximately 7.1% of the class A common stock outstanding.

(3)

State Street Bank and Trust Company acts as trustee for a trust (Trust) that holds shares of common stock underlying stock units awarded to employees under several of Morgan Stanley’s equity-based plans. Shares in this column reflect shares of Morgan Stanley common stock held in the Trust corresponding to Morgan

Stanley RSUs. Directors and executive officers may direct the voting of the shares corresponding to their Morgan Stanley RSUs. Voting by executive officers is subject to the provisions of the Trust. Directors and executive officers do not have the ability to vote the shares underlying MSCI RSU grants and, therefore, those grants are not included in the MSCI column of this table.

(4)	See “Outstanding Equity Awards at Fiscal Year End Table” herein for additional information regarding stock options held by NEOs as of November 30, 2007.
(5)

Each NEO and director beneficially owned less than 1.0% of the shares of Morgan Stanley common stock outstanding. All executive officers and directors as a group as of November 30, 2007 beneficially owned less than 1.0% of the Morgan Stanley common stock outstanding.

(6)	Mr. duPont was appointed as a member of the Company’s Board effective February 11, 2008 and owned no equity interest in MSCI or Morgan Stanley as of that date.
(7)	Mr. Scully will be appointed as a member of the Company’s Board effective March 10, 2008.
(8)	Mr. Sipprelle was appointed as a member of the Company’s Board effective February 5, 2008 and owned no equity interest in MSCI or Morgan Stanley as of that date.
(9)	Mr. Vallee will be appointed as a member of the Company’s Board effective March 10, 2008 and owned no equity interest in MSCI or Morgan Stanley as of November 30, 2007.

Principal Shareholders. The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock.

		Shares of Common Stock Beneficially Owned
Title of Class	Name and Address	Number of Shares	Percentage of Class
Class A Common Stock	Federated Investors, Inc. P.O. Box 8600, Boston, MA 02266-8600	1,142,800(1)	8.2%

Class A Common Stock	FMR LLC 82 Devonshire Street, Boston, MA 02109	2,727,450(2)	16.9%

Class A Common Stock	Janus Capital Management LLC 151 Detroit Street, Denver, CO 80206	931,881(3)	5.8%

Class A Common Stock	Viking Global Performance LLC, Viking Global Investors LP, Viking Global Equities LP, Viking Global Equities II LP, O. Andreas Halvorsen, David C. Ott, Thomas W. Purcell, Jr. and Daniel J. Cahill 55 Railroad Avenue, Greenwich, CT 06830	934,900(4)	5.8%

Class B Common Stock	Morgan Stanley 1585 Broadway, New York, NY 10036	81,038,765(5)	96.6%

(1)

Based on a Schedule 13G Information Statement filed February 13, 2008. The Schedule 13G discloses that Federated Investors, Inc. had sole voting power as to 1,142,800 shares of our class A common stock, sole dispositive power as to 1,142,800 shares of our class A common stock and did not have shared voting or shared dispositive power as to any shares of our class A common stock.

(2)

Based on a Schedule 13G/A Information Statement filed February 14, 2008. The Schedule 13G/A discloses that FMR LLC had sole voting power as to 10,000 shares of our class A common stock, sole dispositive power as to 2,727,450 shares of our class A common stock and did not have shared voting or shared dispositive power as to any shares of our class A common stock.

(3)

Based on a Schedule 13G Information Statement filed February 14, 2008. The Schedule 13G discloses that Janus Capital Management LLC had sole voting power as to 931,881 shares of our class A common stock, sole dispositive power as to 931,881 shares of our class A common stock and did not have shared voting or shared dispositive power as to any shares of our class A common stock.

(4)

Based on a Schedule 13G/A Information Statement filed February 14, 2008. In the Schedule 13G/A, the reporting entities do not affirm the existence of a group. The Schedule 13G/A discloses that the reporting entities, taken as a whole, had shared voting power as to 934,900 shares of our class A common stock, shared dispositive power as to 934,900 shares of our class A common stock and did not have sole voting or sole dispositive power as to any shares of our class A common shares.

(5)

Based on a Schedule 13G Information Statement filed February 14, 2008. The Schedule 13G discloses that Morgan Stanley had sole voting power as to 81,038,765 shares of our class B common stock, sole dispositive power as to 81,038,765 shares of our class B common stock and did not have shared voting or shared dispositive power as to any shares of our class B common stock.

Executive Compensation

Compensation Discussion and Analysis.

This compensation discussion and analysis summarizes our general philosophy with regard to the compensation of our executive officers during fiscal 2007 and provides a context for the executive compensation disclosure, both narrative and tabular, included below in this Proxy Statement.

In this section, we discuss the objectives of our compensation program, including how the Company determines the goals of this program, for our Chief Executive Officer, our Chief Financial Officer and our three other executive officers. These five individuals were the only executive officers of the Company during fiscal 2007 and are referred to as “executive officers” or “named executive officers.”

We note that we were a public company for less than one month during fiscal 2007, almost entirely owned by Morgan Stanley. As such, the compensation structure of the executive officers in respect of services for fiscal 2007 was largely based on the compensation structure applicable to Morgan Stanley employees. At such time that Morgan Stanley ceases to beneficially own shares representing more than 50% of the combined voting power of all classes of our voting stock, we anticipate that the Company and Morgan Stanley will revisit future participation, if any, by MSCI employees in Morgan Stanley plans. A Compensation Committee was established in connection with our initial public offering, who reviewed and approved the fiscal year end compensation for our named executive officers. Although it did not establish the overall compensation structure for fiscal 2007, it will be reviewing and approving our compensation structure for our executive officers for fiscal 2008.

Executive Compensation Philosophy and Goals

The executive compensation philosophy of MSCI is to pay our executive officers base salaries as well as to offer them the opportunity to earn significant incentive compensation in the form of annual cash bonus and equity-based awards. By offering meaningful total compensation packages that are equivalent to or above industry standards and are competitive with alternative employment opportunities in other industries, we aim to provide a framework that encourages our executive officers to make a long-term commitment with the Company and to reward short-term individual and business performance. The primary objectives of our compensation program are to:

•	attract, retain and motivate top-level talent;

•	reward each member of management for individual accomplishment and business performance;

•	provide compensation that (i) is appropriate compared to historical compensation for executive officers and market norms and (ii) takes into account alternative employment opportunities; and

•	align the interests of our management with the long-term interests of our shareholders.

The Compensation Committee believes that our management team is crucial to our continued success in the industry. As a result, the Company has implemented an executive compensation program based largely on pay-for-performance principles which is expected to encourage each executive officer to strive for outstanding individual performance, which in turn is expected to drive outstanding Company performance.

Although the Company does not utilize pre-set formulas to determine exact amounts allocated for executive compensation, it makes informed decisions based on its judgment and consideration of historical compensation and market data to determine the amounts and components of base salary, bonus, equity awards and benefits for our executive officers. For more information on how the Compensation Committee determines executive compensation, please see the heading “Process for Determination of Executive Compensation” below.

Elements of Compensation

Our compensation program is based on total reward and is composed of two primary components: (i) cash compensation, including annual base salary and annual bonus, and (ii) equity-based compensation. For fiscal 2007, we have continued to follow Morgan Stanley’s approach of making incentive compensation (in the form of annual cash bonus and equity-based compensation) the most significant component of total compensation for our executive officers. The components of our executive compensation program are described below.

Cash Compensation

The two primary elements of cash compensation are annual base salary and annual bonus.

Annual Base Salary. The Company has established base salaries for our executives according to job title and individual circumstances that are consistent with the compensation practices at Morgan Stanley. The Compensation Committee will review the base salaries of our executive officers on an annual basis.

Annual Bonus. For all of our executive officers, the annual bonus makes up the largest component of the total cash compensation which they receive. We did not establish a bonus program with pre-set performance goals that were required to be met. We also did not set target bonuses. The annual bonuses our Compensation Committee approved for our executive officers in respect of services for fiscal 2007 were determined based on a number of factors including the performance of the Company, the performance of Morgan Stanley, individual performance and the completion of our successful initial public offering during the fiscal year. Once we are no longer affiliated with Morgan Stanley, we will not take the performance of Morgan Stanley into account in establishing compensation. In making this determination, the Compensation Committee looked at the historical compensation of our executive officers and the executive compensation budget, which had been approved prior to our initial public offering, as important reference points. However, the key factors that the Compensation Committee considered were strong business performance, individual performance and contribution to the Company and alternative opportunities available at top-level competitors. Because we had no definite annual bonus targets, the amounts of our annual bonuses to our named executive officers appears in the discretionary “Bonus” column of the “Summary Compensation Table” herein. Our Compensation Committee will review and approve the amount of annual bonuses annually in order to make sure they continue to be effective at rewarding performance and retaining our executives. Going forward, the Compensation Committee intends to implement a performance based bonus plan intended to comply with Section 162(m) of the Internal Revenue Code. Our management team worked with a compensation consultant, Frederic W. Cook & Co., Inc. (F.W. Cook), to aid them in this process, and the resulting proposal is to implement a pre-set performance-based annual incentive plan using Adjusted EBITDA as the relevant performance criteria, as the Company views this to be an appropriate measure of financial success. The proposal is set forth in Item 3 below.

Equity-Based Compensation

The Committee may in its discretion award equity-based awards to our executive officers. Equity-based awards are intended to align the incentives of our executive officers with the long-term stock performance of the Company and to promote long-term retention of key members of our management. The amount of equity based compensation that has been historically granted to our executive officers has generally been designed to fit within the Morgan Stanley compensation structure, as an important component of total reward. Awards in respect of services provided in fiscal 2006 were granted at the beginning of fiscal 2007, as further described in the “Grants Under Morgan Stanley Plans” section of the “Grants of Plan-Based Awards Table” herein. The award amounts of such awards took into account the compensation levels of the executive officers. For fiscal 2007 awards, in lieu of annual grants we granted founders grants in connection with our initial public offering, as further described below in this Proxy Statement and in the “Grants Under MSCI Plans” section of the “Grants of Plan-Based Awards Table” herein. Going forward, we are in the process of formulating our own criteria for equity awards, which the Company is in the process of reviewing and determining, and which we expect will take into account the executive officers’ level of responsibility within the Company and individual and Company performance.

Named executive officers were granted equity awards under Morgan Stanley plans in the first month of fiscal 2007 in light of performance during fiscal 2006, and further detail on these awards is disclosed in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” herein. These Morgan Stanley awards were made prior to our becoming a public company and establishing our own Compensation Committee. Historically, for fiscal years prior to 2007, the annual bonus that our executive officers received included both a cash component and an equity component. With respect to the equity component, the Company historically has made annual grants of stock options and/or restricted stock units to its executive officers under various Morgan Stanley equity plans. The ratio of equity awards to cash awards for each executive officer was determined historically on a formulaic basis, pursuant to which the higher an executive officer’s above-base salary exceeded specified amounts, the higher the proportion of equity awards he would receive in relation to cash awards. We no longer expect Morgan Stanley to grant awards to our executive officers under any Morgan Stanley equity plan.

In 2007, in connection with our initial public offering, we adopted the MSCI Inc. 2007 Equity Incentive Compensation Plan, under which we are authorized to issue stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards and other equity-based and cash awards. In order to reflect the contributions of our executive officers to the completion of the Company’s successful initial public offering, the Morgan Stanley Compensation, Management Development and Succession Committee and our Board approved a one-time founders grant award of restricted stock units and stock options to executive officers and other Company employees on November 14, 2007, the pricing date of the offering. These founders grants were one-time, extraordinary awards that are not expected to be granted in future years. The founders grants were granted in lieu of annual end-of-year equity awards traditionally made under Morgan Stanley equity plans. They were intended to reward not only individual and business performance during the fiscal year and in the past, but also the hard work and dedication that our executive officers demonstrated in effecting a successful initial public offering during the year. They were also intended to aid in the retention of our executive officers.

The vesting and payment schedules of these one-time founders grant stock option and restricted stock unit awards incentivize long-term performance as the awards vest over four years (50% two years after grant, 25% three years after grant and 25% four years after grant). The founders grant equity awards granted to our executive officers also vest upon certain circumstances including death, disability, involuntary termination of employment and certain types of termination of employment within 18 months following a change in control.

In addition to the terms described above, vesting of the founders grant restricted stock units for our executive officers is contingent upon the Company having operating revenues of $258,640,000 or more during the period from September 1, 2007 to August 31, 2008. This operating revenue target may be reduced in the event of certain dispositions of businesses during the performance period. This provision was intended so that the awards will be fully deductible to the Company when earned.

Our executive officers, all of whom received the founders grants, did not receive grants of annual Morgan Stanley equity awards in respect of services for fiscal 2007 but the Company intends to grant annual MSCI equity awards to them in the future as part of total reward.

Benefits.

In addition to cash compensation and equity-based awards, our executive officers receive certain health, welfare and other benefits which encourage them to continue their work for the Company and allow the Company to remain competitive with its peer firms with regard to hiring and retaining management.

Pension and Retirement Benefits. Our executive officers are entitled to participate in pension and retirement plans sponsored by Morgan Stanley and may be eligible to participate in retiree medical coverage under the Morgan Stanley Medical Plan. Our executive officers are generally entitled to participate in these plans on similar terms and conditions as similarly situated employees of Morgan Stanley based on title, service and compensation. Contributions by the Company to defined contributions plans sponsored by Morgan Stanley for our executive officers are disclosed in the “All Other Compensation” column in the “Summary Compensation Table” herein. The narrative disclosure following the “Pension Benefits Table” herein provides further detail on defined benefit pension plan arrangements and supplemental executive retirement benefits sponsored by Morgan Stanley for our executive officers. We believe that the provision of retirement and savings plans serves an important role in attracting and retaining senior executives and the Company is currently in the process of evaluating the provision of non-Morgan Stanley sponsored plans in future years.

Deferred Compensation Programs. Our executive officers are entitled to participate in certain nonqualified deferred compensation programs sponsored by Morgan Stanley, including the Notional Leveraged Co-Investment Plan (LCIP) as described below, on similar terms and conditions as similarly situated employees of Morgan Stanley based on title, service and compensation. In general, these plans permit our executive officers to defer their compensation on a voluntary basis and do not provide for Company contributions to the plans. Deferral elections with respect to fiscal 2006 compensation that were made by MSCI executive officers during fiscal 2006 were contributed to Morgan Stanley deferred compensation plans early in fiscal 2007. For compensation earned in fiscal 2007, MSCI executive officers made elections to contribute to those Morgan Stanley deferred compensation plans that require contributions to be made from the cash component (as opposed to the equity component) of annual compensation, as MSCI employees did not participate in Morgan Stanley equity programs in respect of services for fiscal 2007. The voluntary nonqualified deferred compensation plans in which our executive officers participate are described in the narrative disclosure following the “Nonqualified Deferred Compensation Table” herein.

LCIP permitted each participant, for the years of participation reported on in this proxy, to allocate up to 40% of the participant’s long-term incentive compensation to the plan. Morgan Stanley may make a notional investment in an amount equal to a multiple of each participant’s contribution. Contributions are notionally invested by Morgan Stanley in reference investments, which may include Morgan Stanley’s proprietary investment funds, “funds of funds” of Morgan Stanley that include third-party investment funds, and other third-party investment funds. All amounts contributed by a participant plus any earnings on participant contributions and Morgan Stanley notional investment are subject to cancellation under specified circumstances until the three years after deferral. Participants generally are entitled to receive distributions in respect of their contributions plus any earnings on their contributions and on Morgan Stanley notional investment beginning three years after deferral, based on the valuation of the notional investments and any realizations of those investments prior to the scheduled distribution date.

For fiscal 2006, the Morgan Stanley Compensation, Management Development and Succession Committee permitted our executive officers to participate on a similar basis as other eligible Morgan Stanley employees in LCIP. Elections made in fiscal 2006 were contributed to LCIP in early fiscal 2007. Each executive officer was permitted to elect to receive up to 40% of his long-term incentive award under LCIP, with the remaining portion payable as an equity award. For fiscal 2006, the contribution of each participant in LCIP, including our executive officers, includes a notional investment by Morgan Stanley equal to two times the participant’s contribution. Participant distributions under the LCIP are offset by the Morgan Stanley notional investment, excluding any earnings thereon. None of our executive officers participated in LCIP by making contributions in respect of services for fiscal 2007.

Perquisites and other benefits. Perquisites and fringe benefits do not comprise a significant portion of compensation for our named executive officers. Our policy is not to extend a broad range of perquisites or benefits to our named executive officers. One of our named executive officers participates in a relocation package, which is described below in footnote 7 to the “Summary Compensation Table,” which was consistent with Morgan Stanley relocation policies and has been adopted by the Company.

Employment Agreements and Change in Control Arrangements

Other than an offer letter entered into with Mr. Michael Neborak for which all obligations have been performed, we have not entered into any employment agreements, termination agreements or change in control agreements with any of our executive officers.

In the event of a change of control of MSCI and a “qualifying termination” (defined as a termination not for cause or for good reason within 18 months following the change in control), all one-time founders grant stock options and restricted stock units will vest in full. This “double-trigger” vesting is consistent with market standards and a desire to maximize value by shareholders but also reduces unnecessary uncertainty involved with a potential change in control transaction. More detailed information on post-termination and change in control payments to our executive officers is provided in the section titled “Potential Payments upon Termination or Change in Control” herein.

Process for Determination of Executive Compensation

As noted above, the Company has not entered into any employment or separation agreements with its executive officers. As a result, the Company is not bound by any contractual requirements to compensate the executive officers nor does it guarantee any such compensation. The CEO makes recommendations on compensation for executive officers other than himself and the Compensation Committee takes these recommendations into account in reaching their decision. No other member of management participates in the decision.

The Company engaged F.W. Cook as its compensation consultant in the design of the founders grants, for advice on compensation issues related to the initial public offering and for the provision of compensation data from other companies in connection with the bonuses for fiscal 2007. The Compensation Committee reviewed the compensation data prepared by F.W. Cook when it approved bonuses for fiscal 2007.

As discussed above, the Compensation Committee and the compensation consultant F.W. Cook reviewed executive compensation data from our peer group which included the following companies:

•	Factset Research Systems Inc.;

•	Fair Isaac Corporation;

•	IHS Inc.;

•	Interactive Data Corporation;

•	The McGraw-Hill Companies, Inc.;

•	Moody’s Corporation;

•	Morningstar, Inc.;

•	Reuters Group PLC;

•	SEI Investments Company; and

•	Thomson Corp.

Their market analysis took into account base salary, total cash compensation and total direct compensation, which includes equity-based components of compensation. Based on this market analysis, the Compensation Committee believes that its total compensation package in respect of services for fiscal 2007 for our executive officers was both appropriate and highly competitive.

The Compensation Committee, as a matter of course, evaluates its peer group selection in order to make determinations with regard to fiscal 2008 compensation for executive officers.

Tax Considerations

Section 162(m) of the Internal Revenue Code and the regulations thereunder generally preclude a publicly traded company from taking a tax deduction for compensation in excess of $1.0 million paid to a named executive officer during any taxable year. Various statutory exceptions to this are available, including an exception for qualified performance-based compensation. In order to take advantage of this exception for qualified performance-based compensation, MSCI has structured its founders grant stock options and founders grant restricted stock unit awards in a manner intended to qualify as performance-based and thus take advantage of this exception to Section 162(m). Certain bonus payments for fiscal 2007 did not qualify for this performance-based exception because a performance-based metric was not established while we were a majority-owned subsidiary of Morgan Stanley.

Section 409A of the Internal Revenue Code is a recent legislative change that affects deferred compensation that was not earned and vested prior to 2005. The Compensation Committee takes Section 409A into account when determining compensation paid to our executive officers.

Compensation Committee Report.

We, the Compensation Committee of the Board of Directors of MSCI Inc., have reviewed and discussed with management the Compensation Discussion and Analysis above. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 filed with the Securities and Exchange Commission.

Respectfully submitted,

Linda H. Riefler, Chair

Kenneth M. deRegt

Henry A. Fernandez

Summary Compensation Table. The following table summarizes the compensation of our named executive officers (NEOs) for the fiscal year ended November 30, 2007. Our NEOs are our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers as determined by their total compensation set forth in the table below, excluding, in accordance with SEC rules, the amount in the column captioned “Change in Pension Value and Nonqualified Deferred Compensation Earnings.” Compensation in the table below includes not only compensation earned for services in fiscal 2007, but also, in the case of stock awards and option awards granted under Morgan Stanley equity plans, compensation earned for services in prior fiscal years but recognized as an expense for financial statement reporting purposes with respect to fiscal 2007.

Name and Principal Position	Year	Salary ($) (1)		Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)(6)	All Other Compensation ($) (7)	Total ($)
Henry A. Fernandez Chief Executive Officer and President	2007	250,000		2,984,650	406,794	78,594	—	6,100	3,726,138

David C. Brierwood Chief Operating Officer	2007	339,603	(8)	2,213,218	233,929	29,122	67,042	45,847	2,928,761

Michael K. Neborak Chief Financial Officer	2007	225,000		1,138,500	135,073	97,073	14,504	6,100	1,616,250

C.D. Baer Pettit Head of Client Coverage	2007	299,649	(9)	990,228	247,208	31,316	2,327	129,885	1,700,613

Gary Retelny Head of Strategy and Business Development	2007	185,000		869,750	138,754	35,255	25,475	6,100	1,260,334

(1)	Includes elective deferrals to employee benefits plans.
(2)	Includes amounts contributed to Morgan Stanley deferred compensation plans. See note 1 to the “Nonqualified Deferred Compensation Table” herein. Annual cash bonus amounts were paid in January 2008.
(3)

See “Award Values in the Summary Compensation Table” below. Represents amounts recognized as an expense in the Company’s and Morgan Stanley’s 2007 financial statements related to all RSUs, which includes MSCI and Morgan Stanley RSUs, awarded to the NEOs in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R), including fractional RSUs settled in cash at grant. For Mr. Fernandez, represents (i) $210,286 of expense related to MSCI founders grant of RSU awards that were granted on November 14, 2007 and were expensed over the service period and (ii) $196,508 of expense related to Morgan Stanley RSU awards for services in fiscal 2003 and 2004 that were expensed over the service period. For Mr. Brierwood, represents (i) $65,560 of expense related to MSCI founders grant of RSU awards that were granted on November 14, 2007 and were expensed over the service period and (ii) $168,369 of expense related to Morgan Stanley RSU awards for services in fiscal 2003 and 2004 that were expensed over the service period. For Mr. Neborak, represents (i) $30,924 of expense related to MSCI founders grant of RSU awards that were granted on November 14, 2007 and were expensed over the service period and (ii) $104,149 of expense related to Morgan Stanley RSU awards for services in fiscal 2006 that were expensed over the service period. For Mr. Pettit, represents (i) $59,375 of expense related to MSCI founders grant of RSU awards that were granted on November 14, 2007 and were expensed over the service period and (ii) $187,833 of expense related to Morgan Stanley RSU awards for services in fiscal 2003, 2004, 2005 and 2006 that were expensed over the service period. For Mr. Retelny, represents (i) $53,190 of expense related to MSCI founders grant of RSU awards that were granted on November 14, 2007 and were expensed over the service period and (ii) $85,564 of expense related to Morgan Stanley RSU awards for services in fiscal 2004, 2005 and 2006 that were expensed over the service period. For further information on the Company’s accounting for stock-based compensation, see notes 1 and 14 to the consolidated financial statements included in the 2007 Form 10-K. For the value of RSUs granted to each NEO for services to the Company in fiscal 2007, see the “Grants Under MSCI Plans” table below.

(4)

See “Award Values in the Summary Compensation Table” below. Represents amounts recognized as an expense in the Company’s 2007 financial statements related to all stock options, which includes MSCI and Morgan Stanley stock options, awarded to the NEOs in accordance with SFAS No. 123R. For Mr. Fernandez, represents (i) $70,095 of expense related to MSCI founders grant of stock option awards that were granted on November 14, 2007 and were expensed over the service period and (ii) $8,499 of expense related to Morgan Stanley stock option awards for services in fiscal 2003 that were expensed over the service period. For Mr. Brierwood, represents (i) $21,853 of expense related to MSCI founders grant of stock option awards that were granted on November 14, 2007 and were expensed over the service period and (ii) $7,269 of expense related to Morgan Stanley stock option awards for services in fiscal 2003 that were expensed over the service period. For Mr. Neborak, represents (i) $10,308 of expense related to MSCI founders grant of stock option awards that were granted on November 14, 2007 and were expensed over the service period and (ii) $86,765 of expense related to Morgan Stanley stock option awards as part of his new hire award in fiscal 2006 and for services in fiscal 2006 that were expensed over the service period. For Mr. Pettit, represents (i) $19,792 of expense related to MSCI founders grant of stock option awards that were granted on November 14, 2007 and were expensed over the service period and (ii) $11,524 of expense related to Morgan Stanley stock option awards for services in fiscal 2003 and 2006 that were expensed over the service period. For Mr. Retelny, represents (i) $17,730 of expense related to MSCI founders grant of stock option awards that were granted on November 14, 2007 and were expensed over the service period and (ii) $17,525 of expense related to Morgan Stanley stock option awards for services in fiscal 2006 that were expensed over the service period. For further information on the Company’s accounting for stock-based compensation, see notes 1 and 14 to the consolidated financial statements included in the Company’s 2007 Form 10-K. For the value of stock options granted to each NEO for services to the Company in fiscal 2007, see the “Grants Under MSCI Plans” table below.

(5)

Includes the aggregate increase from September 30, 2006 to September 30, 2007 in the actuarially determined present value of the accumulated benefit under the Morgan Stanley-sponsored defined benefit pension plans during the measurement period of $837 for Mr. Neborak and $8,305 for Mr. Retelny. Messrs. Fernandez and Brierwood experienced a decrease in the present value of the accumulated benefit under the Company-sponsored defined benefit pension plans during the measurement period of ($3,968) and ($3,041), respectively. Mr. Pettit does not participate in any of the Morgan Stanley-sponsored defined benefit pension plans. See the “Pension Benefits Table” herein. Changes in present value also reflect the effect of an additional year of pension accrual. The present value at September 30, 2006 is based on a 5.97% discount rate and the RP-2000 White Collar Combined Mortality Table projected to 2010 with Scale AA, for Males and Females. The present value at September 30, 2007 is based on a 6.34% discount rate and the RP-2000 White Collar Combined Mortality Table projected to 2015 with Scale AA, for Males and Females. Present values are determined using an interest-only discount before retirement. Post-retirement discounts are based on interest and mortality. For each plan, the assumed benefit commencement date is the earliest age at which the executive can receive unreduced benefits under that plan.

(6)

Also includes the aggregate increase, if any, in the value of the NEOs’ accounts under Morgan Stanley’s nonqualified deferred compensation plans at November 30, 2007 (without giving effect to any distributions made during fiscal 2007) from December 1, 2006 that are attributable to above-market earnings. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the earnings credited on deferred compensation. This column includes $67,042 for Mr. Brierwood, $13,667 for Mr. Neborak, $2,327 for Mr. Pettit and $17,170 for Mr. Retelny. For details of the nonqualified deferred compensation plans in which the NEOs participate, see the “Nonqualified Deferred Compensation Table” herein.

(7)

The “All Other Compensation” column includes (a) contributions made by Morgan Stanley under its defined contribution plans and (b) perquisites, as detailed below. In addition, our NEOs may participate on the same terms and conditions as other investors in investment funds that Morgan Stanley may form and manage primarily for client investment, except that Morgan Stanley may waive or lower applicable fees and charges for our employees.

(a)	Mr. Brierwood’s fiscal 2007 Company contributions to the Morgan Stanley U.K. Alternative Retirement Plan totaled £22,950 ($45,847). Mr. Pettit’s fiscal 2007 Company contributions to the Morgan Stanley U.K. Group Pension Plan totaled £15,000 ($29,966). The amount of British pounds sterling was converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.9977. For each of Messrs. Fernandez, Neborak and Retelny, the Company’s 401(k) matching contribution for 2007 was $6,100 and was allocated to the ESOP.

(b)	Mr. Pettit received relocation benefits valued at $99,919. This amount includes a cost of living adjustment, a housing allowance, costs associated with tax equalization which includes a tax gross-up and the cost of storing his goods.
(8)	Mr. Brierwood’s base salary was £170,000 for fiscal 2007. The amount of British pounds sterling was converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.9977.
(9)	Mr. Pettit’s base salary was £150,000 for fiscal 2007. The amount of British pounds sterling was converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.9977.

Award Values in the Summary Compensation Table

The Summary Compensation Table was prepared in accordance with SEC regulations and values equity awards based principally on the treatment of compensation expense in the income statement of the employer under the applicable accounting rule, currently SFAS No. 123R. In general, under SFAS No. 123R an equity award is expensed over the service period of the award. The portion of the MSCI founders grant of stock option awards that was expensed during fiscal 2007 is disclosed in the “Option Awards” column of the above table and the portion of the MSCI founders grant of RSU awards that was expensed during fiscal 2007 is disclosed in the “Stock Awards” column of the above table. Unlike the Morgan Stanley equity awards discussed below, the MSCI founders grant awards do not include a retirement concept.

Our executive officers did not receive Morgan Stanley equity awards in respect of services for fiscal 2007. Messrs. Neborak, Pettit and Retelny are not retirement-eligible for purposes of Morgan Stanley equity awards and, accordingly, under SFAS No. 123R, the Morgan Stanley stock option and RSU awards previously granted in respect of prior fiscal years are required to be expensed over the service period specified under the award terms. The portion of these awards that was expensed during fiscal 2007 is aggregated with the expense for fiscal 2007 MSCI founders grant awards in the “Stock Awards” and “Options Awards” columns, respectively, of the “Summary Compensation Table” above.

Messrs. Fernandez and Brierwood are retirement eligible for purposes of awards under Morgan Stanley equity plans, and if the employee is retirement-eligible at grant under the terms of the Morgan Stanley award, then the award is expensed over a service period prior to the grant date. Accordingly, the full SFAS No. 123R grant date value of awards previously granted in respect of prior fiscal years was expensed in the service year for which they were granted. Messrs. Fernandez and Brierwood also hold Morgan Stanley stock option and RSU awards that were previously granted in respect of prior fiscal years and for which they were not retirement-eligible at grant under the award terms. Accordingly, under SFAS No. 123R, these awards are required to be expensed over the service period and the portion of these awards that was expensed during fiscal 2007 is disclosed in the “Stock Awards” and “Option Awards” columns, respectively, of the “Summary Compensation Table” above.

Grants of Plan-Based Awards Table. The following tables provide information on RSUs and stock options granted to each of our NEOs during fiscal 2007. Separate tables are presented below for awards made under MSCI equity plans and for those made under Morgan Stanley equity plans. For awards granted under MSCI plans, the table sets forth information with respect to the RSU and stock option awards granted under the MSCI Inc. Amended and Restated 2007 Equity Incentive Compensation Plan to each NEO in connection with the MSCI initial public offering. For awards granted under Morgan Stanley plans, the table sets forth information with respect to the RSU and stock option awards granted under the Morgan Stanley Employees’ Equity Accumulation Plan (EEAP) and the RSU awards granted under the Morgan Stanley Tax Deferred Equity Participation Plan (TDEPP) to each NEO in December 2006 for performance in fiscal 2006. The information in the Morgan Stanley award table, with respect to such awards, reflects equitable adjustments made to the awards after grant to reflect the Discover spin-off. For additional information on the grants presented below, see the discussion immediately following each table.

GRANTS UNDER MSCI PLANS

Name	Grant Date (mm/dd/yyyy)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Henry A. Fernandez	11/14/2007	708,333	—	—	12,749,994
	11/14/2007	—	569,720	18.0000	4,249,997

David C. Brierwood	11/14/2007	220,833	—	—	3,974,994
	11/14/2007	—	177,618	18.0000	1,324,995

Michael K. Neborak	11/14/2007	104,166	—	—	1,874,988
	11/14/2007	—	83,782	18.0000	624,997

C.D. Baer Pettit	11/14/2007	200,000	—	—	3,600,000
	11/14/2007	—	160,862	18.0000	1,199,998

Gary Retelny	11/14/2007	179,166	—	—	3,224,988
	11/14/2007	—	144,105	18.0000	1,074,994

(1)	The stock options were granted with an exercise price equal to the MSCI initial public offering price of $18.00 per share of our class A common stock.
(2)

The value shown for stock awards represents the value of the restricted stock units based on the MSCI initial public offering price of $18.00 per share of our class A common stock. The value shown for option awards represents the fair value in accordance with SFAS No. 123R of the awards as of the grant date. For further information on the Company’s accounting for stock-based compensation, see notes 1 and 14 to the consolidated financial statements included in the Company’s 2007 Form 10-K.

Certain Terms of MSCI Awards Granted in Fiscal 2007

The dates on which the stock options become exercisable and the conversion dates of the RSUs in the table above can be found in the footnotes to the “Outstanding Equity Awards at Fiscal Year End Table” herein.

The NEOs are entitled to receive dividend equivalent payments made on the RSUs, which may be made in cash, shares of our class A common stock, or a combination, at MSCI’s discretion. Prior to conversion of the RSUs into shares of our class A common stock, the NEOs will not have the right to vote the underlying shares. For further details on forfeiture and cancellation of awards, see “Potential Payments Upon Termination or Change-in-Control” herein.

GRANTS UNDER MORGAN STANLEY PLANS

Name	Grant Date (mm/dd/yyyy)	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Henry A. Fernandez	12/12/2006	22,777		—	—	1,518,693
	12/12/2006	—		8,825	66.7260	168,730

David C. Brierwood	12/12/2006	9,075		—	—	605,090
	12/12/2006	—		12,660	66.7260	242,054

Michael K. Neborak	12/12/2006	3,884	(3)	—	—	258,972
	12/12/2006	—		1,935	66.7260	36,996

C.D. Baer Pettit	12/12/2006	3,651	(3)	—	—	243,436
	12/12/2006	—		1,414	66.7260	27,035

Gary Retelny	12/12/2006	1,307	(3)	—	—	87,146
	12/12/2006	—		2,279	66.7260	43,574

(1)

The stock options were granted with an exercise price equal to $78.40, the closing price of Morgan Stanley common stock on the date of grant, and were subsequently equitably adjusted to reflect the Discover spin-off.

(2)	Represents the fair value in accordance with SFAS No. 123R of the awards as of the grant date.
(3)	Grants made under the TDEPP; all other award grants included in this table were made under the EEAP.

Certain Terms of Morgan Stanley Awards Granted in Fiscal 2007

The dates on which the stock options become exercisable and the conversion dates of the RSUs in the table above can be found in the footnotes in “Outstanding Equity Awards at Fiscal Year End Table” herein.

Pursuant to the terms of the EEAP and the TDEPP, the NEOs are entitled to receive dividend equivalent payments made on the RSUs, which may be made in cash, shares of Morgan Stanley common stock, or a combination, at Morgan Stanley’s discretion. The Morgan Stanley CMDS Committee equitably adjusted the number of RSUs and stock options granted to each NEO to reflect the Discover spin-off. The NEOs may direct the vote of the shares underlying the RSUs.

Certain of the NEOs are retirement-eligible under the award terms for purposes of all outstanding awards and under the terms of the awards are not required to perform future services to earn such awards. However, the awards are subject to cancellation if a cancellation event occurs prior to the scheduled conversion date (in the case of the RSUs) or transfer restriction date (in the case of the stock options or shares acquired upon exercise of a stock option). All executives who are not retirement-eligible are required to perform future services to earn such awards and such awards remain subject to forfeiture and cancellation. For further details on forfeiture and cancellation of awards, see “Potential Payments Upon Termination or Change-in-Control” herein.

Outstanding Equity Awards at Fiscal Year-End Table. The following tables show the number of shares covered by exercisable and unexercisable stock options and outstanding restricted stock units held by our NEOs on November 30, 2007 that remain subject to forfeiture and cancellation provisions. Separate tables are presented below for awards outstanding under MSCI equity plans and for those outstanding under Morgan Stanley equity plans. The information in the Morgan Stanley table reflects equitable adjustments made to the awards to reflect the Discover spin-off.

AWARDS OUTSTANDING UNDER MSCI EQUITY PLANS

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($) (2)	Option Expiration Date (mm/dd/yyyy)	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Henry A. Fernandez	—	569,720	18.0000	11/14/2017	708,333	19,585,407

David C. Brierwood	—	177,618	18.0000	11/14/2017	220,833	6,106,032

Michael K. Neborak	—	83,782	18.0000	11/14/2017	104,166	2,880,190

C.D. Baer Pettit	—	160,862	18.0000	11/14/2017	200,000	5,530,000

Gary Retelny	—	144,105	18.0000	11/14/2017	179,166	4,953,940

(1)

The stock option awards in this table will vest and become exercisable as follows: 50% of the award vests and becomes exercisable on 11/14/2009; 25% of the award vests and becomes exercisable on 11/14/2010 and 25% of the award vests and becomes exercisable on 11/14/2011.

(2)	MSCI stock options were granted with an exercise price equal to the MSCI initial public offering price of $18.00 per share of our class A common stock.
(3)

Outstanding MSCI RSUs held on November 30, 2007 that remain subject to forfeiture and cancellation provisions. The RSU awards included in this table vest and convert as follows: 50% of the award is scheduled to vest and convert to shares on 11/14/2009, 25% of the award is scheduled to vest and convert to shares on 11/14/2010 and 25% of the award is scheduled to vest and convert to shares on 11/14/2011.

(4)	The market value of MSCI RSUs is based on $27.65, the closing price of our class A common stock on November 30, 2007, and is rounded to the nearest whole number.

AWARDS OUTSTANDING UNDER MORGAN STANLEY EQUITY PLANS

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($) (2)	Option Expiration Date (mm/dd/yyyy)	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Henry A. Fernandez	15,716	—	22.9073	1/02/2008	11,124	586,457
	16,623	—	30.3373	1/02/2009	27,652	1,457,813
	12,416	—	51.1836	1/02/2010	27,908	1,471,310
	14,464	—	55.6085	1/02/2011	22,777	1,200,803
	22,174	—	48.5345	1/02/2012
	32,612	—	36.2209	1/02/2013
	25,031	—	47.1909	1/02/2014
	—	8,825	66.7260	12/12/2016

Total	139,036	8,825			89,461	4,716,384

David C. Brierwood	16,012	—	22.9073	1/02/2008	9,514	501,578
	17,626	—	30.3373	1/02/2009	23,694	1,249,148
	16,160	—	51.1836	12/02/2009	20,831	1,098,210
	20,356	—	55.6085	12/02/2010	9,075	478,434
	21,686	—	48.5345	12/02/2011
	18,064	—	36.2209	12/02/2012
	21,408	—	47.1909	12/02/2013
	—	12,660	66.7260	12/12/2016

Total	131,312	12,660			63,114	3,327,370

Michael K. Neborak	14,478	—	64.8366	10/19/2016	3,884	204,764
	—	1,935	66.7260	12/12/2016

Total	14,478	1,935			3,884	204,764

C.D. Baer Pettit	440	—	55.6085	1/02/2011	851	44,865
	1,212	—	48.5345	1/02/2012	2,949	155,471
	2,242	—	36.2209	1/02/2013	3,563	187,841
	1,917	—	47.1909	1/02/2014	3,651	192,481
	—	1,414	66.7260	12/12/2016

Total	5,811	1,414			11,014	580,658

Gary Retelny	—	2,279	66.7260	12/12/2016	1,654	87,199
	—	—			579	30,525
	—	—			2,025	106,758
	—	—			515	27,151
	—	—			1,307	68,905

Total	—	2,279			6,080	320,538

(1)	The stock option awards in this table became or will become exercisable as shown in the following table:

Option Expiration Date	Exercise Schedule
1/02/2008	75% of the award became exercisable on 1/2/1998. The remaining 25% became exercisable 5% per year over the next 5 years. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2003.

1/02/2009	75% of the award became exercisable on 1/2/1999. The remaining 25% became exercisable 5% per year over the next 5 years. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2004.

Option Expiration Date	Exercise Schedule
12/02/2009	75% of the award became exercisable on 1/2/2000. The remaining 25% became exercisable on 1/2/2005. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2005.

1/02/2010	75% of the award became exercisable on 1/2/2000. The remaining 25% became exercisable on 1/2/2005. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2005.

12/02/2010	100% of the award became exercisable on 1/2/2003. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2006.

1/02/2011	100% of the award became exercisable on 1/2/2003. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2006.

12/02/2011	100% of the award became exercisable on 1/2/2004. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2007.

1/02/2012	100% of the award became exercisable on 1/2/2004. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2007.

12/02/2012	100% of the award became exercisable on 1/2/2005. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2008.

1/02/2013	100% of the award became exercisable on 1/2/2005. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2008.

12/02/2013	50% of the award became exercisable on 1/2/2006 and 50% of the award became exercisable on 1/2/2007. The shares acquired upon exercise remain subject to cancellation and transfer restrictions until 1/2/2009.

1/02/2014	50% of the award became exercisable on 1/2/2006 and 50% of the award became exercisable on 1/2/2007. The shares acquired upon exercise remain subject to cancellation and transfer restrictions until 1/2/2009.

10/19/2016	With respect to the tranche of 14,478 stock options held by Mr. Neborak, 78% of the award became exercisable on 10/19/2006 and 22% of the award became exercisable on 7/20/2007.

12/12/2016	50% of the award becomes exercisable on 1/2/2009 and 50% of the award becomes exercisable on 1/2/2010. The shares acquired upon exercise remain subject to cancellation and transfer restrictions until 1/2/2010.

(2)

Morgan Stanley stock options were granted with an exercise price equal to the fair market value of Morgan Stanley’s common stock on the date of grant and were subsequently equitably adjusted to reflect the Discover spin-off.

(3)

Outstanding Morgan Stanley RSUs held on November 30, 2007 that remain subject to forfeiture and cancellation provisions. The RSU awards in this table vest and convert to shares as shown in the following table. Messrs. Fernandez and Brierwood are Full Career Retirement eligible for purposes of these awards and do not need to perform any future services to earn these awards; however, these awards remain subject to cancellation provisions until the RSUs convert on the scheduled date.

Name	# of Units	Vesting and Conversion Schedule
Henry A. Fernandez	11,124	100% of the award is scheduled to convert to shares on 9/8/2008.
	27,652	100% of the award is scheduled to convert to shares on 9/8/2008.
	27,908	100% of the award is scheduled to convert to shares on 9/8/2008.
	22,777	50% of the award is scheduled to convert to shares on 9/8/2008 and 50% of the award is scheduled to convert to shares on 1/2/2010.

Name	# of Units	Vesting and Conversion Schedule

David C. Brierwood	9,514	100% of the award is scheduled to convert to shares on 9/8/2008.
	23,694	100% of the award is scheduled to convert to shares on 9/8/2008.
	20,831	100% of the award is scheduled to convert to shares on 9/8/2008.
	9,075	50% of the award is scheduled to convert to shares on 9/8/2008 and 50% of the award is scheduled to convert to shares on 1/2/2010.

Michael K. Neborak	3,884	50% of the award is scheduled to vest and convert to shares on 9/8/2008 and 50% of the award is scheduled to vest and convert to shares on 1/2/2010.

C.D. Baer Pettit	851	100% of the award is scheduled to convert to shares on 9/8/2008.
	2,949	50% of the award vested on 1/2/2007 and 50% of the award vested on 1/2/2008. 100% of the award is scheduled to convert to shares on 9/8/2008.
	3,563	50% of the award is scheduled to vest on 1/2/2008 and 50% of the award is scheduled to vest on 9/8/2008. 100% of the award is scheduled to convert to shares on 9/08/2008.
	3,651	50% of the award is scheduled to convert to shares on 9/8/2008 and 50% of the award is scheduled to convert to shares on 1/2/2010.

Gary Retelny	1,654	50% of the award vested on 1/02/2007 and 50% of the award vested on 1/2/2008. 100% of the award is scheduled to convert to shares on 9/8/2008.
	579	100% of the award is scheduled to convert to shares on 11/30/2012.
	2,025	50% of the award is scheduled to vest on 1/2/2008 and 50% of the award is scheduled to vest on 9/8/2008. 100% of the award is scheduled to convert to shares on 9/8/2008.
	515	100% of the award is scheduled to convert to shares on 12/13/2012.
	1,307	50% of the award is scheduled to vest and convert to shares on 9/8/2008 and 50% of the award is scheduled to vest and convert to shares on 1/2/2010.

(4)	The market value of Morgan Stanley RSUs is based on $52.72, the closing price of Morgan Stanley common stock on November 30, 2007, and is rounded to the nearest whole number.

Option Exercises and Stock Vested Table. The following table contains information about exercises of Morgan Stanley stock options by the NEOs and Morgan Stanley RSUs held by the NEOs that reached the scheduled conversion date and ceased to be subject to cancellation provisions during fiscal 2007. As there were no exercises of MSCI stock options or vesting of MSCI RSUs by any of the NEOs, the table below relates only to Morgan Stanley awards.

	Morgan Stanley Option Awards		Morgan Stanley Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Henry A. Fernandez	—	—	3,044	239,335
	—	—	14,494	911,310

David C. Brierwood	—	—	8,028	504,761

Michael K. Neborak	—	—	—	—

C.D. Baer Pettit	—	—	996	62,624

Gary Retelny	—	—	—	—

(1)	Total number of RSUs that reached the scheduled conversion date and ceased to be subject to cancellation during fiscal 2007.
(2)	The value realized is based on the average of the high and low price of Morgan Stanley’s common stock on the date of vesting.

Pension Benefits Table. The tables below show the present value of accumulated benefits payable to each of the NEOs and the years of service credited to each NEO under the specified retirement plans. As the Company does not operate any of its own pension plans, the table below relates only to Morgan Stanley plans.

Name	Plan Name	Number of Years Credited Service (#)	Retirement Age for Full Benefits	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Henry A. Fernandez	Morgan Stanley Employees Retirement Plan	20	65	186,103	—
	Morgan Stanley & Co. Incorporated Excess Benefit Plan	20	60	166,383	—
	Morgan Stanley Supplemental Executive Retirement Plan (1)	21	60	341,091	—

David C. Brierwood (3)	Morgan Stanley U.K. Group Pension Plan	10	65	55,711	—
	Morgan Stanley Supplemental Executive Retirement Plan (1)	21	60	—	—

Michael K. Neborak	Morgan Stanley Employees Retirement Plan	<1	65	837	—

C.D. Baer Pettit (4)	—	—	—	—	—

Gary Retelny	Morgan Stanley Employees Retirement Plan	6	65	44,669	—

(1)

The Supplemental Executive Retirement Plan (SERP) benefits are shown if the named executive officer is grandfathered under the SERP, even if the eligibility requirements to receive benefits under the SERP (i.e., age 55, 5 years of service, and age plus service totals at least 65) have not been met as of the current date. See the discussion under “Excess Benefit Plan and Supplemental Executive Retirement Plan” following this table.

(2)

The present value at September 30, 2007 is based on a 6.34% discount rate and the RP-2000 White Collar Combined Mortality Table projected to 2015 with Scale AA, for Males and Females. Present values are determined using an interest-only discount before retirement. Post-retirement discounts are based on interest and mortality. For each plan, assumed benefit commencement date is the earliest age at which the executive can receive unreduced benefits under that plan.

(3)

Mr. Brierwood participates in the U.K. Pension Plan, a defined contribution plan that provided defined benefit pension accruals until October 1, 1996. As of October 1, 1996, Mr. Brierwood’s accrued benefit under the U.K. Pension Plan was converted to an account balance, the value of which was $401,739 (£201,109) as of September 30, 2007. If the value of the account balance relating to the pre-October 1996 portion of Mr. Brierwood’s U.K. Pension Plan benefit, adjusted for investment experience until the payment date, is greater than the value of the guaranteed minimum pension under the U.K. Pension Plan, no defined benefit pension is payable. If the value of the guaranteed minimum pension, determined in accordance with U.K. laws, is greater than the value of the adjusted account balance, the guaranteed minimum pension is payable, in addition to any defined contribution amount payable for the period after September 30, 1996. Mr. Brierwood had 10 years of credited service in the U.K. Pension Plan at the time his accrued benefit was converted to an account balance. The amount shown in the table for Mr. Brierwood does not include defined contribution benefits that were accrued after September 30, 1996. The amount of British pounds sterling was converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.9977.

(4)	Mr. Pettit does not participate in any of the Morgan Stanley defined benefit pension plans.

Employees Retirement Plan

Substantially all of the U.S. employees of Morgan Stanley and its U.S. affiliates hired before July 1, 2007, other than certain employees in Morgan Stanley’s mortgage business, are covered after one year of service by the Employees Retirement Plan (ERP), a non-contributory, defined benefit pension plan that is qualified under Section 401(a) of the Internal Revenue Code. Benefits are equal to 1% of eligible earnings for each year of service plus 0.5% of eligible earnings in excess of Social Security covered compensation. Eligible earnings generally include all taxable compensation, other than certain equity-based and nonrecurring amounts, up to $170,000 per year. ERP participants who, as of January 1, 2004, had age plus service equal to at least 65 and who had been credited with five years of service receive benefits determined under the ERP’s pre-2004 benefit formula, if greater. Pre-2004 benefits equal 1.15% of final average salary, plus 0.35% of final average salary in excess of Social Security covered compensation, in each case multiplied by credited service of up to 35 years, where final average salary is base salary for the highest paid 60 consecutive months of the last 120 months of service. Benefits are payable at age 65 (or earlier subject to certain reductions in the amounts payable). Early retirement reductions under the pre-2004 provisions of the ERP are payable in full at age 60 and reduced 4% per year for retirements between ages 55 and 60 for employees who retire after age 55 with 10 years of service. The ERP was closed to new participants effective July 1, 2007 and was replaced by a retirement contribution to the Company’s 401(k) Plan. Messrs. Fernandez, Neborak and Retelny participated in the ERP during 2007. Mr. Fernandez is eligible for early retirement under the ERP.

Excess Benefit Plan and Supplemental Executive Retirement Plan

Mr. Fernandez participates in the EB Plan and Messrs. Fernandez and Brierwood are “grandfathered” under the SERP but have not yet met the eligibility requirements to receive benefits under the SERP. Both plans are unfunded, nonqualified plans. Credited service under the EB Plan begins after one year of service. Credited service under the SERP is counted starting from the first day of the month after the hire date. The EB Plan provides benefits not otherwise provided in the ERP because of limits in the ERP or Internal Revenue Service limits on eligible pay and benefits and certain grandfathered benefits not otherwise payable under the ERP. The SERP provides supplemental retirement income (unreduced at age 60) for eligible employees after offsetting other Company-provided pension benefits (including under the ERP and the EB Plan) and pension benefits provided by former employers. The SERP provides a benefit of 20% of final average salary plus 2% of final average salary per year after five years (up to 50% cumulatively) plus 1% of final average salary per year after 25 years (up to 60% cumulatively), where final average salary is the base salary for the highest paid 60 consecutive months of the last 120 months of service. The maximum annual benefit payable from the SERP is $140,000 at age 60, reduced 4% per year for payments beginning before age 60. If a participant is grandfathered under the SERP and the total annual benefit from other plans exceeds these amounts there will be no SERP benefit payable. For Mr. Brierwood, the value of his SERP benefit will vary based on the investment performance of his defined contribution account under the U.K. Pension Plan, which offsets his SERP benefit. The EB Plan and SERP were closed to new entrants in 2002 and were further restricted effective January 1, 2004 to allow only grandfathered employees, who as of that date met certain eligibility criteria, to benefit from the plans. Grandfathering in these plans was provided to all similarly situated eligible employees close to retirement.

U.K. Group Pension Plan

Mr. Brierwood is a U.K.-benefits-eligible NEO who participates in the U.K. defined contribution plan. He also has a deferred U.K. defined benefit pension in the Defined Benefit Section of the Morgan Stanley U.K. Group Pension Plan and participates in the SERP. Following the closure of the Defined Benefit Section of the Morgan Stanley U.K. Group Pension Plan in 1996, members were given the option to transfer their benefits to the Defined Contribution Section. Due to U.K. legislation regarding the interaction of benefits from occupational pension schemes and the State Earnings Related Pension, a minimum pension must be provided from the pre-1996 benefits in the Plan. For those members who transferred their benefits from the Defined Benefit Section to the Defined Contribution Section, the pension provided from the pre-1996 fund at retirement must be at least equal to the minimum pension underpin. The minimum pension increases each year as set out in U.K. legislation.

The defined benefit portion of the U.K. Plan was frozen on October 1, 1996. Prior to that date, substantially all U.K. employees of Morgan Stanley U.K. Ltd. and Morgan Stanley International, Inc. participated. Benefits accrued at the rate of 1/60th of Final Pensionable Salary for each year of service as a member of the U.K. Plan, where Pensionable Salary was Base Salary less a fixed offset, and Final Pensionable Salary was computed as the highest three consecutive years of Pensionable Salary in the last 10 years. Mr. Pettit also participates in the Defined Contribution Section of the Morgan Stanley U.K. Group Pension Plan.

Nonqualified Deferred Compensation Table. The following table contains information with respect to the participation of the NEOs in Morgan Stanley’s unfunded deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified. MSCI does not currently have its own unfunded deferred compensation plan.

Each NEO participated in one or more of four Morgan Stanley nonqualified deferred compensation plans as of November 30, 2007: the Pre-Tax Incentive Program (PTIP), the Capital Accumulation Plan (CAP), the Select Employees’ Capital Accumulation Program (SECAP) and the Notional Leveraged Co-Investment Plan (LCIP). The NEOs participate in the plans on similar terms and conditions as similarly situated employees of Morgan Stanley based on title, service and compensation. These terms and conditions are described below following the footnotes to the table. With the exception of LCIP and SECAP, these plans are closed to new contributions.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3)(4) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (3)(5) ($)
Henry A. Fernandez
Capital Accumulation Plan	—	—	(3,873)	1,507	9,583
Pre-Tax Incentive Plan	—	—	16,927	—	428,110

Total	—	—	13,054	1,507	437,693

David C. Brierwood
Capital Accumulation Plan	—	—	(1,872)	1,765	14,726
Notional Leveraged Co-Investment Plan	363,101	—	88,428	—	451,529

Total	363,101	—	86,556	1,765	466,255

Michael K. Neborak
Notional Leveraged Co-Investment Plan	74,021	—	18,027	—	92,048

Total	74,021	—	18,027	—	92,048

C.D. Baer Pettit
Select Employees’ Capital Accumulation Program	50,256	—	5,416	—	55,672

Total	50,256	—	5,416	—	55,672

Gary Retelny
Select Employees’ Capital Accumulation Program	40,000	—	2,946	—	68,898
Notional Leveraged Co-Investment Plan	87,200	—	21,236	—	108,436

Total	127,200	—	24,182	—	177,335

(1)

Represents contributions made during the fiscal year ended November 30, 2007 in respect of services for fiscal 2006. Does not reflect a $45,000 contribution to the Select Employees’ Capital Accumulation Program for Mr. Retelny for service in fiscal 2007 that was made in fiscal 2008.

(2)

The Morgan Stanley notional investments in LCIP in respect of contributions of fiscal 2006 compensation made by Messrs. Brierwood, Neborak and Retelny are $726,202, $148,042 and $174,400, respectively. Participant distributions under the LCIP are offset by the Morgan Stanley notional investment, excluding any earnings thereon.

(3)	Earnings and balances are valued as of November 30, 2007.
(4)

These amounts represent the aggregate increase in the balance of the NEO’s account at November 30, 2007 over the balance of the NEO’s accounts at December 1, 2006, without giving effect to any withdrawals or distributions, including those amounts that are described in note 6 to the “Summary Compensation Table” herein.

(5)	Includes distributions between December 1, 2006 and November 30, 2007.

The following is a description of the material terms with respect to contributions, earnings and distributions applicable to each of the four nonqualified deferred compensation plans referenced in the table above.

Pre-Tax Incentive Program (PTIP)

Under PTIP, participants were permitted to defer a portion of their cash bonus or commissions for one or more fiscal years. The plan has been closed to new contributions since 2003. Earnings on PTIP contributions are based on the performance of notional investments available under the plan and selected by the participants. Participants could generally elect the commencement date for distributions of their contributions and earnings and the number of annual installments over which to receive distributions (generally, 5, 10, 15 or 20 years). Subject to earlier distribution on death or termination of employment due to disability, no distributions may begin prior to the later of the fifth anniversary of the deferral or attainment of age 55, and no distribution may begin prior to termination of employment.

Capital Accumulation Plan (CAP)

Under CAP, participants were granted a number of units based on their level of compensation in excess of base salary. The plan has been closed to new contributions since 1998. Earnings on units are based on notional interests in investment earnings and interest on risk capital investments selected by the Company. Participants generally receive plan distributions after dividends, distributions of capital, liquidation proceeds or other distributions are paid from the underlying investments.

Select Employees’ Capital Accumulation Program (SECAP)

Under SECAP, participants are permitted to defer a portion of their cash bonus or commissions for one or more fiscal years. Earnings on SECAP are based on the performance of notional investments available under the plan and selected by the participants. Participants elect the commencement date for distributions of their contributions and earnings and the number of annual installments over which to receive distributions (lump sum or two through ten annual installments) subject to earlier distribution on death or termination of employment.

Notional Leveraged Co-Investment Plan (LCIP)

LCIP permits each participant, for the years of participation reported on in this Proxy Statement, to allocate up to 40% of the participant’s long-term incentive compensation to the plan. Morgan Stanley may make a notional investment in an amount equal to a multiple of each participant’s contribution (for contributions in respect of services provided in fiscal 2006, this multiple was two). Contributions are notionally invested by Morgan Stanley in reference investments, which may include Morgan Stanley’s proprietary investment funds, “funds of funds” of Morgan Stanley that include third-party investment funds, and other third-party investment funds. All amounts contributed by a participant plus any earnings on participant contributions and Morgan Stanley notional investment are subject to cancellation under specified circumstances until the three years after deferral. Participants generally are entitled to receive distributions in respect of their contributions plus any earnings on their contributions and on Morgan Stanley notional investment beginning three years after deferral, based on the valuation of the notional investments and any realizations of those investments prior to the scheduled distribution date. Participant distributions under the LCIP are offset by the Morgan Stanley notional investment, excluding any earnings thereon.

Potential Payments upon Termination or Change in Control.

General Policies. This presentation describes and quantifies the benefits and payments to which each NEO would have been entitled under our existing plans and arrangements and those of Morgan Stanley if his employment had terminated, or if MSCI had undergone a change in control, in each case, on November 30, 2007 (the last business day of the fiscal year). For purposes of valuing any equity awards of MSCI, we have assumed a per share value of $27.65, the closing price of our class A common stock on November 30, 2007, and for purposes of valuing any equity awards of Morgan Stanley held by the NEOs, we have assumed a per share price of $52.72, the closing price of Morgan Stanley common stock on November 30, 2007.

Our NEOs are not entitled to cash severance payments upon any termination of employment. Further, upon termination, our NEOs receive health and welfare benefits that are generally available to all Morgan Stanley salaried employees, such as accrued vacation pay and death, disability and post-retirement welfare benefits.

Following termination of employment, the NEOs will be entitled to amounts, to the extent vested, due under the terms of Morgan Stanley’s pension arrangements, as described in the “Pension Benefits Table” herein. Further, the NEOs will be entitled to amounts under the terms of certain of Morgan Stanley’s nonqualified deferred compensation arrangements in connection with their termination of employment, as described in “Nonqualified Deferred Compensation Table” herein. There are no special or enhanced termination benefits under Morgan Stanley’s pension and nonqualified deferred compensation plans for our NEOs as compared to non-named executive officer participants.

Equity Awards Outstanding under MSCI Plans.

A detailed list of each NEO’s MSCI stock option awards and RSUs that were outstanding and unvested as of November 30, 2007 is set forth in the “Awards Outstanding Under MSCI Equity Plans” section of “Outstanding Equity Awards at Fiscal Year End Table” herein.

Terminations Other than Death, Disability, Involuntary Termination, Governmental Service or Specified Terminations following a Change in Control. Upon termination of an NEO’s employment for any reason other than death, disability, involuntary termination, governmental service or specified terminations following a change in control, his unvested MSCI RSUs and stock options will be canceled immediately.

Death or Disability. Upon termination of an NEO’s employment due to death or disability, the MSCI RSUs will convert to shares (regardless of the satisfaction of the specified performance target) and unvested MSCI stock options will become exercisable.

Termination without Cause. If the Company terminates an NEO’s employment under circumstances not involving cause and he signs an agreement and release satisfactory to MSCI, his unvested MSCI RSUs will convert to shares (regardless of the satisfaction of the performance target) and his unvested MSCI stock options will become exercisable.

Governmental Service. Upon termination of an NEO’s employment as a result of commencing employment with a governmental employer (or his subsequent employment with a governmental employer following termination of employment), the MSCI RSUs will convert to shares (regardless of the satisfaction of the performance target), and unvested MSCI stock options will become exercisable, provided that the NEO demonstrates that the divestiture of his continued interest in the equity awards is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law.

Termination for Cause. Upon termination of an NEO’s employment for cause (as defined in the applicable award certificate) prior to the scheduled conversion date or vesting date, the MSCI RSUs and stock options will be canceled.

Quantification of Termination Payments or Benefits.

If Mr. Fernandez’s employment had been terminated on November 30, 2007 due to his death, disability, termination without cause or governmental service, he or his estate would have been entitled to an amount of payments and benefits totaling $25,083,205. This amount is comprised of the value associated with the acceleration of unvested stock options ($5,497,798) and the acceleration of RSUs ($19,585,407).

If Mr. Brierwood’s employment had been terminated on November 30, 2007 due to his death, disability, termination without cause or governmental service, he or his estate would have been entitled to an amount of payments and benefits totaling $7,820,046. This amount is comprised of the value associated with the acceleration of unvested stock options ($1,714,014) and the acceleration of RSUs ($6,106,032).

If Mr. Neborak’s employment had been terminated on November 30, 2007 due to his death, disability, termination without cause or governmental service, he or his estate would have been entitled to an amount of payments and benefits totaling $3,688,686. This amount is comprised of the value associated with the acceleration of unvested stock options ($808,496) and the acceleration of RSUs ($2,880,190).

If Mr. Pettit’s employment had been terminated on November 30, 2007 due to his death, disability, termination without cause or governmental service, he or his estate would have been entitled to an amount of payments and benefits totaling $7,082,318. This amount is comprised of the value associated with the acceleration of unvested stock options ($1,552,318) and the acceleration of RSUs ($5,530,000).

If Mr. Retelny’s employment had been terminated on November 30, 2007 due to his death, disability, termination without cause or governmental service, he or his estate would have been entitled to an amount of payments and benefits totaling $6,344,553. This amount is comprised of the value associated with the acceleration of unvested stock options ($1,390,613) and the acceleration of RSUs ($4,953,940).

Change in Control. In the event that a change in control of MSCI occurs and, within 18 months following the change in control, an NEO’s employment is terminated by the successor corporation without cause or by the NEO voluntarily for good reason, all MSCI stock options held by such NEO will automatically vest, and all MSCI RSUs held by such participant will automatically be converted into shares. “Change in control” is defined in the applicable MSCI award certificates. Pursuant to the SEC’s rules relating to executive compensation disclosure, the preceding discussion addresses a change in control of MSCI and does not address a change in control of Morgan Stanley.

Equity Awards Outstanding under Morgan Stanley Plans.

Messrs. Fernandez and Brierwood are retirement-eligible for purposes of certain outstanding Morgan Stanley equity awards and therefore are not required to perform future services to earn such awards. However, although Messrs. Fernandez and Brierwood are retirement-eligible for purposes of the Morgan Stanley stock options, such stock options will become exercisable in accordance with the schedule set forth in the footnotes to the “Awards Outstanding Under Morgan Stanley Equity Plans” section of “Outstanding Equity Awards at Fiscal Year End Table” herein, provided that such exercisability will be accelerated upon certain terminations of employment as described below.

Messrs. Neborak, Pettit and Retelny are not retirement-eligible for purposes of Morgan Stanley equity awards and thus must perform future services to earn such awards. For these three NEOs, Morgan Stanley RSUs and stock options are subject to forfeiture until the applicable vesting requirements are met (such vesting and exercisability dates are set forth in the footnotes to the “Awards Outstanding Under Morgan Stanley Equity Plans” section of the “Outstanding Equity Awards at Fiscal Year End Table” herein), provided that certain terminations of employment result in an acceleration of such vesting requirements and with respect to stock options, an acceleration of exercisability, as described herein.

For all NEOs, Morgan Stanley RSUs, stock options and shares acquired upon exercise (option shares) remain subject to cancellation or transfer restrictions until their scheduled conversion dates or transfer restriction dates, as applicable, provided that certain terminations of employment impact the timing of the lapse of the applicability of the cancellation events and transfer restrictions.

A detailed list of each NEO’s Morgan Stanley stock options and RSUs that were outstanding as of November 30, 2007 is set forth in the “Awards Outstanding Under Morgan Stanley Equity Plans” section of “Outstanding Equity Awards at Fiscal Year End Table” herein.

For Messrs. Neborak, Pettit and Retelny, in the event of any termination of employment on November 30, 2007 under any of the circumstances outlined below which results in the accelerated vesting of unvested Morgan Stanley RSUs, the value to each NEO of the Morgan Stanley RSUs that will vest upon such terminations is $204,764, $458,031 and $219,262, respectively. Since Messrs. Fernandez and Brierwood are retirement-eligible for purposes of their Morgan Stanley RSUs, they are deemed to be vested in all such awards. Because the exercise price of all Morgan Stanley stock options held by all NEOs that would have become exercisable upon a termination event is greater than the closing share price of Morgan Stanley common stock on November 30, 2007, such stock options have no intrinsic value.

Death—All NEOs. On an NEO’s death, all unvested Morgan Stanley RSUs vest in full, all Morgan Stanley RSUs convert to shares, unexercisable stock options become exercisable, and any cancellation provisions and transfer restrictions cease to apply.

Disability—All NEOs. If an NEO’s employment terminates due to disability, all unexercisable Morgan Stanley stock options become exercisable and all unvested Morgan Stanley RSUs vest in full. All Morgan Stanley RSUs convert to shares, and all cancellation provisions and transfer restrictions applicable to the Morgan Stanley RSUs, stock options and option shares will cease to apply, on the scheduled conversion or transfer dates, as applicable; provided that any transfer restrictions on option shares received upon exercise of stock options granted on December 12, 2006 will lift upon such termination.

Governmental Service—All NEOs. Other than with respect to Morgan Stanley awards that were vested for purposes of Section 409A of the Internal Revenue Code as of December 31, 2004 (which awards shall be treated pursuant to the provisions set forth below, as applicable), on termination of an NEO’s employment as a result of commencing employment with a governmental employer (or his subsequent employment with a governmental employer following termination of employment), unvested Morgan Stanley RSUs will vest in full, all Morgan Stanley RSUs will convert to shares, unexercisable Morgan Stanley stock options will become exercisable and Morgan Stanley option shares will no longer be subject to any transfer restrictions; provided that the NEO demonstrates that the divestiture of his continued interest in the equity awards is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law. The NEO will be required to sign an agreement providing for repayment to Morgan Stanley of the value of the shares or the spread upon the exercise of the stock options (plus interest) if he engages in a cancellation event during the period in which the award, if outstanding, would have been canceled.

Involuntary Termination—Messrs. Neborak, Pettit and Retelny. Upon an involuntary termination of Messrs. Neborak’s, Pettit’s or Retelny’s employment by us (other than for cause or other cancellation event, death or governmental service), all unvested Morgan Stanley RSUs will vest. All Morgan Stanley RSUs will convert, and cancellation provisions will cease to apply, on the scheduled conversion date. With respect to Morgan Stanley stock options other than those granted on December 12, 2006, (i) in the event of an involuntary termination due to a reduction in force, all such stock options will become exercisable until the later of 90 days following the termination date or 90 days from final scheduled vesting date and (ii) in the event of any other involuntary termination, options that are not vested and exercisable as of such date will be forfeited and options that are vested and exercisable as of such date will expire after the 90 day period following the termination date (but, in each case, in no event later than the expiration date of the stock options). With respect to Morgan Stanley stock options granted on December 12, 2006, all such stock options will be exercisable until April 2, 2010. Cancellation provisions and transfer restrictions will cease to apply to the Morgan Stanley stock options and option shares on the transfer restriction date; provided that any transfer restrictions on option shares received upon exercise of stock options granted on December 12, 2006 will lift upon such termination.

Voluntary Termination—Messrs. Neborak, Pettit and Retelny. With respect to any Morgan Stanley RSUs and options held by Messrs. Neborak, Pettit and Retelny that were unvested as of November 30, 2007, upon their voluntary termination of employment, any such unvested awards will be forfeited and canceled. Any vested Morgan Stanley RSUs held by such NEOs as of such date will convert on the scheduled conversion date and vested Morgan Stanley stock options may be exercised through the earlier of 90 days following termination or the expiration date of the award. Any cancellation and transfer restrictions with respect to the Morgan Stanley vested awards or option shares will cease to apply on the scheduled conversion or transfer restriction date, as applicable.

Full Career Retirement—Messrs. Fernandez and Brierwood. With respect to any Morgan Stanley RSUs and options held by Messrs. Fernandez and Brierwood, upon their termination of employment (other than for death, disability and governmental service), all RSUs will convert on the scheduled conversion date and vested stock options may be exercised through their expiration date. Any cancellation and transfer restrictions with respect to their Morgan Stanley awards or option shares will cease to apply on the scheduled conversion or transfer restriction date, as applicable.

Termination for Cause and Other Cancellation Events. On termination of an NEO’s employment for cause (as defined in the applicable award certificate) or upon any other cancellation event prior to the scheduled conversion date for Morgan Stanley RSUs or transfer restriction date for Morgan Stanley stock options or option shares, all RSUs, stock options and option shares will be canceled. For our NEOs, a cancellation event generally includes: engaging in competitive activity during a specified period following a voluntary termination of employment (for awards granted with respect to fiscal year 2005 and thereafter, this is limited to a voluntary termination of employment satisfying the definition of full career retirement), improper disclosure of Morgan Stanley’s proprietary information, solicitation of Morgan Stanley employees, clients or customers during employment or within a specified period following termination of employment, the making of unauthorized comments regarding Morgan Stanley, following a termination of employment, a later determination by Morgan Stanley that the NEO’s employment could have been terminated for cause, or an NEO’s resignation of employment without providing Morgan Stanley advance notice within a specified period.

Nonqualified Deferred Compensation Awards—Morgan Stanley Plans.

Mr. Fernandez is fully vested in his nonqualified deferred compensation account balances set forth in “Nonqualified Deferred Compensation Table” herein and Mr. Brierwood is fully vested in his nonqualified deferred compensation account balance in the CAP and is retirement-eligible for purposes of his LCIP balance. With respect to Messrs. Neborak, Pettit and Retelny, upon a termination of employment due to death, disability, governmental service or an involuntary termination without cause, each would vest in the full amount of his aggregate LCIP balance and with respect to Messrs. Pettit and Retelny, each would vest in the unvested portion of his SECAP balance of $2,708 and $1,962, respectively. Upon any other termination of employment of Messrs. Neborak, Pettit and Retelny, any unvested nonqualified deferred compensation account balances would be forfeited. Account balances would be paid out in accordance with the terms of the applicable plan, as described in “Nonqualified Deferred Compensation Table” herein and accompanying narrative, provided that LCIP generally has similar payment provisions on termination of employment as the year-end equity awards granted with respect to the same fiscal year as the applicable LCIP amount, including accelerated payment upon death, and, prior to the first distribution, LCIP amounts are subject to cancellation upon certain events described herein.

Notice and Non-Solicitation Agreements.

Each of our NEOs is party to a notice and non-solicitation agreement with Morgan Stanley that provides for injunctive relief and cancellation of any equity or other incentive awards granted by Morgan Stanley with respect to fiscal 2005 and thereafter, whether or not vested, in the event that the NEO does not provide 90 days’ advance notice prior to a resignation from employment or in the event that the NEO improperly solicits (i) Morgan Stanley’s employees during employment or during the 180 days following termination of employment, or (ii) Morgan Stanley’s clients or customers during employment or during the 90 days following termination of employment. Awards granted by MSCI are not subject to any such notice or non-solicitation provisions.

Director Compensation Table

The following table contains information with respect to the annual compensation of our “non-employee directors” with respect to their Board service for fiscal 2007. Only non-employee directors are entitled to receive compensation with respect to their Board service under the terms of the MSCI Inc. Independent Directors’ Equity Compensation Plan (IDECP). A non-employee director is a director who is not an employee of the Company or Morgan Stanley or any of their affiliates. For additional information on equity grants made to directors under the IDECP, see the discussion immediately following this table and the footnotes thereto.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth M. deRegt	$110,000	$49,986	—	—	—	—	159,986

Benjamin F. duPont (4)	—	—	—	—	—	—	—

David H. Sidwell	$95,000	$49,986	—	—	—	—	144,986

Scott M. Sipprelle (5)	—	—	—	—	—	—	—

Rodolphe M. Vallee (6)	—	—	—	—	—	—	—

(1)

Employees of MSCI and Morgan Stanley are not eligible to receive compensation with respect to their Board service under the IDECP. The compensation reflected in the table for Mr. deRegt was received by him prior to his return to Morgan Stanley in February 2008.

(2)

The IDECP provides for cash retainers, as established and approved by the Board, to be paid to non-employee directors. The annual Board retainer for each non-employee director is $75,000. These were paid at the time of the IPO and we expect to pay them at the 2008 annual meeting. In addition, each non-employee director who served on a Committee receives an additional retainer as follows:

Retainer
Committee Chair
Audit Committee	$25,000
Compensation Committee	$15,000
Nominating and Governance Committee	$15,000

Committee Non-Chair Member
Audit Committee	$10,000
Compensation Committee	$10,000
Nominating and Governance Committee	$10,000

Retainers are prorated when a director joins the Board or a Committee at any time other than at the annual meeting of shareholders. Directors do not receive meeting fees. As discussed in “Board Meetings and Committees” herein, effective February 11, 2008, Mr. Sidwell was appointed Audit Committee Chair and received a prorated award for the increase in retainer fees. Mr. deRegt will no longer serve on the Audit Committee.

Mr. deRegt received retainers totaling $110,000 and Mr. Sidwell received retainers totaling $95,000. Under the terms of the IDECP, a director may make an election to receive all or any portion of such director’s retainer fees in shares of our class A common stock by following the proper election procedures. Both Messrs. deRegt and Sidwell elected to receive 100% of their cash retainers in the form of our class A common stock.

(3)

On November 14, 2007, the date of our IPO, Messrs. deRegt and Sidwell each received 2,777 restricted stock units (determined by dividing $50,000 by $18.00, which was the IPO offering price per share of our class A common stock, and then rounding down) under the IDECP. Restricted stock units granted at the time of our IPO or prior to our first annual shareholder meeting will vest and convert into shares of our class A common stock on May 1, 2008. For further details relating to these awards, see the discussion immediately following the footnotes to this table.

(4)

Mr. duPont was appointed to the Board effective February 11, 2008. Mr. duPont received a pro-rated restricted stock unit award (which will vest May 1, 2008) and a pro-rated portion of the annual and committee cash retainers. For further details relating to the pro-rata award, see the discussion immediately following the footnotes to this table.

(5)

Mr. Sipprelle was appointed to the Board effective February 5, 2008. Mr. Sipprelle received a pro-rated restricted stock unit award (which will vest May 1, 2008) and a pro-rated portion of the annual retainer and committee retainer (100% of which he elected to receive in the form of our class A common stock). For further details relating to these awards, see the discussion immediately following the footnotes to this table.

(6)

Mr. Vallee’s appointment to the Board will be effective March 10, 2008. Mr. Vallee will receive a pro-rated restricted stock unit award (which will vest May 1, 2008) and a pro-rated portion of the annual retainer and committee retainer (which he may elect to receive in the form of our class A common stock). For further details relating to these awards, see the discussion immediately following the footnotes to this table.

Certain Terms of Director Compensation Awards Granted in Fiscal 2007

Under the IDECP, non-employee directors are granted a number of restricted stock units equal to $50,000 divided by the fair market value of a share of our Class A common stock on the date of the grant date, rounded down, at the time of IPO and on the date of the annual shareholder meetings. Such awards granted at the time of the IPO or prior to our first annual shareholder meeting will vest and convert on May 1, 2008, and such awards granted on the date of the annual shareholder meetings will vest and convert on the first anniversary of the grant date. If a non-employee director joins the Board at any time other than the annual shareholder meeting, the equity grant will be pro-rated and made at the time of such director joining the Board.

Holders of these restricted stock units are entitled to participate in dividend equivalent payments and such payments may be settled in cash, shares of our class A common stock, or a combination, to be decided by the Company in our sole discretion. Prior to the conversion, restricted stock unit holders will not have any rights as an MSCI stockholder, including the right to vote the underlying shares. The restricted stock units are generally non-transferable; however, our Board may, in its discretion, specify circumstances under which an award may become immediately transferable and nonforfeitable or under which the award will be forfeited. The restricted stock units will vest and convert immediately upon termination of employment for reasons of death, disability or a change in control. If service as a director terminates for any other reason, all unvested restricted stock units will be canceled and forfeited. For further details on cancellation or forfeiture of awards, see “Potential Payments Upon Termination or Change-in-Control” above.

Item 2—Approval of the MSCI Inc. Amended and Restated 2007 Equity Incentive Compensation Plan

General. The Company is seeking shareholder approval of the MSCI Inc. Amended and Restated 2007 Equity Incentive Compensation Plan (Equity Plan). The purposes of the Equity Plan will be: (i) to advance our interests by attracting and retaining high caliber employees and other key individuals, (ii) to more closely align the interests of recipients of Equity Plan awards with the interest of our shareholders by increasing the proprietary interest of such recipients in our growth and success as measured by the value of our stock and (iii) to motivate award recipients to act in the long-term best interests of our shareholders. Awards under the Equity Plan may include one or more of the following types: (i) stock options (both nonqualified and incentive stock options), (ii) stock appreciation rights (SARs), (iii) restricted stock awards, (iv) restricted stock unit awards, (v) performance grants and (vi) cash awards. Such awards may be for partial-year, annual or multi-year periods. Reference is made to Annex B to this Proxy Statement for the complete text of the Equity Plan, which is summarized below. The MSCI Inc. 2007 Equity Incentive Compensation Plan was previously approved by the MSCI Board and its shareholders on November 2, 2007 and the Compensation Committee approved the MSCI Inc. Amended and Restated 2007 Equity Incentive Compensation Plan on February 21, 2008. The only significant change in the Amended and Restated Plan is to establish the performance criteria for the total annual incentive awards granted pursuant to this Equity Plan as set forth in the MSCI Inc. Performance Formula and Incentive Plan (Section 162(m) Plan) and as further described in Item 3 below. This replaces the performance criteria that were previously included in this Equity Plan.

Description of the Equity Plan.

Administration. The Equity Plan will be administered by our Compensation Committee or an administrator to whom the Compensation Committee delegates such authority in accordance with the terms of the Equity Plan. The Equity Plan will have a term of 10 years. The Board or the Compensation Committee may modify, amend, suspend or terminate the Equity Plan, as long as such modification, amendment, suspension or termination does not, without a participant’s consent, materially adversely affect such participant’s rights with respect to any award previously made. To the extent required by applicable law or the rules of the NYSE, amendments to the Equity Plan will not be effective unless they are approved by our shareholders.

Shares Available. The Equity Plan will permit us to make awards of 12,500,000 shares of our class A common stock, subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, split-up, extraordinary dividend or distribution, spin-off, warrants or rights offering to purchase common stock at a price substantially below fair market value, or other similar event. This is the same number of shares as previously authorized. Under the existing plan, as of January 31, 2008 we had granted 5,006,127 awards and had the capacity to grant 7,493,873 additional awards. If any award issued under the Equity Plan is canceled or expires without having been paid or settled by the Company, or if shares are tendered or withheld from an award to pay the stock option price or satisfy a tax withholding obligation, such shares may again be issued under the Equity Plan.

Eligibility. Generally, all of our employees and all employees of our subsidiaries and their respective affiliates, and certain other individuals who perform services for us, any of our subsidiaries, or any of their respective affiliates will be eligible to receive awards. Our Compensation Committee will have discretion to select participants and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of an award.

Forms of Awards. As described above, awards under the Equity Plan may include one or more of the following types: (i) stock options (both nonqualified and incentive stock options), (ii) SARs, (iii) restricted stock awards, (iv) restricted stock unit awards, (v) performance grants and (vi) cash awards.

Stock options are rights to purchase a specified number of shares of our class A common stock at a price fixed by our Compensation Committee, but not less than fair market value on the date of grant. Stock options expire no later than ten years after the date of grant. Stock options will become exercisable at such time and in such installments as our Compensation Committee will determine. Payment of the stock option price (sometimes called the exercise price or strike price) must be made in full at the time of exercise in such form as our Compensation Committee shall determine. Payment methods may include cash, the exchange of shares already owned, or by such other means as we may authorize. Stock options intended to be incentive stock options under section 422 of the Internal Revenue Code may not be granted to any person who is not an employee of us or any parent or subsidiary, as defined in section 424 of the Internal Revenue Code. All incentive stock options must be granted within ten years of the date the Equity Plan is approved by our Compensation Committee.

A SAR entitles the holder to receive, upon exercise, an amount equal to any positive difference between the fair market value of one share of our class A common stock on the date the SAR is exercised and the exercise price, multiplied by the number of shares of our class A common stock with respect to which the SAR is exercised. Our Compensation Committee will have the authority to determine whether the amount to be paid upon exercise of a SAR will be paid in cash, our class A common stock or a combination of cash and class A common stock.

Restricted stock awards provide for a specified number of shares of our class A common stock subject to a restriction against transfer and forfeiture during a period of time or until performance measures are satisfied, as established by our Compensation Committee. Unless otherwise set forth in the agreement relating to a restricted stock award, the holder has all rights as a shareholder, including voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of our class A common stock; provided, however, that our Compensation Committee may determine that distributions with respect to shares of our class A common stock will be deposited with us and will be subject to the same restrictions as the shares of our class A common stock with respect to which such distribution was made.

A restricted stock unit award is a right to receive a specified number of shares of our class A common stock (or the fair market value thereof in cash, as determined by our Compensation Committee), subject to the expiration of a specified restriction period and/or the achievement of any performance measures selected by independent directors or the Compensation Committee, consistent with the terms of the Equity Plan. The restricted stock unit award agreement will specify whether the award recipient is entitled to receive dividend equivalents with respect to the number of shares of our class A common stock subject to the award. Prior to the settlement of a restricted stock unit award in our class A common stock, the award recipient will have no rights as a shareholder of our Company with respect to our class A common stock subject to the award.

Annual incentive awards are generally cash awards based on terms and provisions established by independent directors or our Compensation Committee, which will include the performance criteria as set forth in the Section 162(m) Plan included herein as Item 3 below.

An award agreement may contain additional terms and restrictions, including vesting conditions, not inconsistent with the terms of the Equity Plan, as the Compensation Committee may determine.

Maximum Award. The maximum number of shares of our class A common stock that may be subject to stock options or SARs granted to any individual during a fiscal year is 5,000,000.

New Plan Benefits. Future grants of awards under the Equity Plan, if any, that will be made to eligible employees are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

Federal Income Tax Consequences. A participant to whom a nonqualified stock option is granted will recognize no income at the time of the grant and we will not be entitled to a deduction. When the participant exercises a nonqualified stock option, he or she will generally recognize ordinary income and we will generally be entitled to a corresponding deduction, subject to the limitations of section 162(m) of the Internal Revenue Code, equal to the excess, if any, of the fair market value (determined as of the date of exercise) of the class A common stock received over the stock option exercise price. The tax basis of such shares to the participant will be equal to the exercise price paid plus the amount includable in his or her gross income as compensation. The holding period for purposes of determining whether a subsequent sale of such share by the participant results in the recognition of short-term or long-term capital gain or loss will commence on the day after the date the share is transferred to the participant.

A participant to whom an incentive stock option which qualifies under section 422 of the Internal Revenue Code is granted will generally recognize no income at the time of grant or at the time of exercise, and we will not be entitled to a deduction. However, upon the exercise of an incentive stock option, the excess of the fair market value of the class A common stock over the exercise price thereof may result in the participant being subject to an alternative minimum tax under applicable provisions of the Internal Revenue Code. In order to obtain incentive stock option treatment for federal income tax purposes, the participant (i) must be our employee or an employee of any parent or subsidiary, or any of their respective affiliates continuously from the date of grant until any termination of employment and (ii) in the event of such a termination, must generally exercise an incentive stock option within three months after such termination. When a participant sells the class A common stock received upon exercise of an incentive stock option more than one year after exercise and more than two years after the date of grant of such incentive stock option, he or she will normally recognize long-term capital gain or loss equal to the difference, if any, between the sale price of such shares at such time and the exercise price. If the participant disposes of such shares before such period’s end the participant will recognize ordinary compensation income equal to the lesser of (i) the difference, if any, between the fair market value of such shares on the date of exercise and the exercise price, and (ii) the difference, if any, between the sale price and the exercise price. Any other gain or loss on such sale (in addition to the ordinary income mentioned above), will normally be capital gain or loss. The tax basis of such shares to the participant, for purposes of computing such other gain or loss, should be equal to the exercise price paid (plus the amount includable in his gross income as compensation, if any).

The grant of SARs will not result in taxable income to the participant, and we will not be entitled to a deduction at that time. At the time of exercise, the participant will normally recognize ordinary compensation income in an amount equal to the cash and the fair market value of the class A common stock he or she receives to satisfy his or her SAR and we will generally be entitled to a corresponding deduction, subject to the limitations of Section 162(m) of the Internal Revenue Code. The tax basis of any such shares received by the participant pursuant to a SAR should be equal to the amount includable in his gross income as compensation in respect of such shares, and the participant’s holding period therefor should normally commence on the day after the day on which he or she recognizes taxable income in respect of such shares.

A participant granted shares of restricted stock will not recognize taxable income at the time of grant and we will not be allowed a deduction for federal income tax purposes at that time. However, a participant granted such shares may elect to recognize taxable compensation in the year of the grant in an amount equal to the fair market value of the shares at the time of grant by filing a “Section 83(b) election” to such effect with us and the Internal Revenue Service within 30 days after the date of grant. If shares with respect to which a participant has made the above-described Section 83(b) election are forfeited, no deduction will be allowed to the participant with respect to such forfeiture or any income tax previously paid but a participant may be entitled to report a capital loss. If a Section 83(b) election is not made, a participant granted shares of restricted stock will recognize taxable compensation in an amount equal to the fair market value of the shares at the time the shares first become transferable. Any dividends paid on shares of restricted stock prior to the date on which the participant recognizes taxable compensation with respect to the shares will be taxable to the participant as additional compensation rather than as ordinary dividends. Subject to the $1 million limit on the amount of compensation that can be deducted for payments to our senior officers, we will be allowed a deduction for federal income tax purposes at the time the holder of restricted stock recognizes taxable compensation equal to the amount of compensation recognized by such participant. A participant’s basis for shares of restricted stock will be the amount recognized as taxable compensation. A participant’s holding period for such shares will begin on the day after the date the participant recognizes taxable compensation with respect to the shares.

A person who has been granted a restricted stock unit award will not recognize taxable income on the date of grant and we will not be entitled to a deduction at that time. When the restricted stock unit award vests and converts, which occurs at the same time, the holder will recognize ordinary income in an amount equal to the fair market value of the transferred shares at such time less any cash consideration which the holder paid for the shares, and we will be entitled to a corresponding deduction. Any gain or loss realized upon the holder’s sale or exchange of the shares will be treated as long-term or short-term capital gain or loss. The holder’s basis for the shares will be the amount recognized as taxable compensation plus any cash consideration which the holder paid for the shares. The holder’s holding period for the shares will begin on the day after the date the shares are transferred to the holder.

A participant to whom a performance grant award is made will not recognize taxable income at the time such award is made. The participant will recognize taxable income, however, at the time cash, class A common stock or other of our securities or property is paid to the participant pursuant to such award, and the amount of such income will be the amount of such cash and the fair market value at such time of such shares or securities, or property. The tax basis of any such shares, securities or property received by the participant pursuant to a performance grant award should be equal to the amount includable in the participant’s gross income as compensation in respect of such shares, securities or property, and the holding period therefore should normally commence on the day following the date on which the participant recognizes taxable income in respect of such shares, securities or property. Any income equivalents paid to a recipient with respect to his or her performance grant award should generally be regarded for federal income tax purposes as compensation. A participant who receives a bonus stock award will recognize taxable income at the time the bonus stock is awarded.

Generally, any compensation includable in the gross income of a recipient will be subject to appropriate federal income tax withholding; however, this will not be the case for incentive stock options that are disqualified. The company for which a participant is performing services will generally be allowed to deduct amounts that are includable in the income of the participant as ordinary compensation income at the time such amounts are so includable, provided that the amounts qualify as reasonable compensation for personal services actually rendered.

The discussion set forth above is a brief overview of certain U.S. federal income tax consequences of awards made under the Equity Plan and is limited to the federal tax issues herein. This overview should not be relied upon as being a complete description of the applicable U.S. federal income tax consequences. Additional issues may exist that are not addressed in this discussion and that could affect a participant’s federal income tax treatment. This disclosure was written to support our proxy disclosure requirements and was not intended or written to be used, and cannot be used, to avoid penalties that may be asserted against such participant under the Internal Revenue Code. In addition, this overview does not address the state, local, foreign or other tax aspects of awards made under the Equity Plan or the effect on such awards of guidance that may be issued by the U.S. Treasury under section 409A of the Internal Revenue Code or any possible limitations on deduction under Section 162(m) or 280G of the Internal Revenue Code.

Vote Required and Board Recommendation. The affirmative vote of a majority of the voting power of the shares of our common stock entitled to vote and represented in person or by proxy at the Annual Meeting is required to approve the MSCI Inc. Amended and Restated 2007 Equity Incentive Compensation Plan.

Our Board unanimously recommends a vote “FOR” approval of the Equity Plan. Proxies solicited by the Board will be voted “FOR” this approval unless otherwise instructed.

Item 3—Approval of the MSCI Inc. Performance Formula and Incentive Plan

Reasons for Approval. The Company recommends that shareholders approve a performance formula to govern compensation for certain executive officers under Section 162(m) of the Internal Revenue Code of 1986, as amended. The outside directors (within the meaning of Section 162(m)) of the Board adopted the formula to apply to annual incentive awards for certain of its executive officers under the MSCI Inc. Amended and Restated 2007 Equity Incentive Compensation Plan (Equity Plan) or other equity compensation or compensation plans of the Company, in place from time to time, beginning with the Company’s 2008 fiscal year. Reference is made to Annex C to this Proxy Statement for the complete text of the MSCI Inc. Performance Formula and Incentive Plan (Section 162(m) Plan), which is summarized below.

Approval of the formula is being recommended to preserve the Company’s federal income tax deduction for compensation paid to its chief executive officer and its other most highly compensated executive officers (as such term is defined in Rule 3b-7 of the rules and regulations promulgated under the Securities Exchange Act of

1934) as determined by the Committee administering the Section 162(m) Plan (which will be the Compensation Committee or any subcommittee of the Board consisting of outside directors within the meaning of Section 162(m)) (Section 162(m) Participant). Section 162(m) limits the federal income tax deduction for compensation paid to the chief executive officer and each of the four other most highly compensated executive officers of a publicly held corporation to $1 million per fiscal year, with exemption for certain performance-based compensation made under qualifying plans. Under the Section 162(m) Plan, commencing with the 2008 fiscal year, each Section 162(m) Participant will be eligible to earn performance-based compensation, which may be paid in cash and/or equity under the Equity Plan, or any other equity plan. Under the Section 162(m) Plan, Section 162(m) Participants are eligible to receive an annual incentive award for each fiscal year in a maximum amount equal to the following percentages of Adjusted EBITDA for that fiscal year: 5% for the chief executive officer, 4% for the second highest compensated Section 162(m) Participant and 2% for all other Section 162(m) Participants (Maximum Annual Incentive Award). Pursuant to applicable Treasury Regulations, the Company is submitting the formula for approval by shareholders in order to be able to take advantage of the exemption provided in Section 162(m).

Awards to Section 162(m) Participants. For each fiscal year under the plan, the proposed maximum annual bonus will be equal to the following percentages of the Company’s Adjusted EBITDA (as defined below) for that fiscal year: 5% for the chief executive officer, 4% for the second highest compensated Section 162(m) Participant and 2% for all other Section 162(m) Participants. “Adjusted EBITDA” will mean the Company’s EBITDA adjusted to eliminate the compensation expenses incurred in relation to the founders grant awards of restricted stock units and stock options granted in connection with the Company’s initial public offering on November 14, 2007 and expensed over the applicable service period. Additionally, Adjusted EBITDA will also be adjusted to eliminate: (1) the cumulative effect of changes in accounting policy (which include changes in generally accepted accounting principles) adopted by the Company, for the relevant fiscal year; (2) expenses classified as provisions for restructuring; (3) expenses related to valuation of goodwill and related impairments, if any; (4) gains and/or losses classified as discontinued operations; and (5) gains or losses classified as extraordinary items. In each instance, the above-referenced adjustments to Adjusted EBITDA must be in accordance with the accounting principles generally accepted in the United States.

In determining the tax-deductible bonus amounts payable under the Section 162(m) Plan, the Committee may not pay an executive officer more than the maximum amount indicated by the formula, but will have discretion to pay less than the maximum amount. Prior to awarding any annual bonuses under the formula, the Committee will evaluate the Company’s performance and determine the maximum amount payable under the formula. Notwithstanding the establishment of a proposed Maximum Annual Incentive Award, in determining the actual incentive compensation for each fiscal year for Section 162(m) Participants, the Committee will rigorously review performance for the fiscal year, taking into account all relevant performance criteria as determined appropriate, which could include without limitation, for example, earnings, earnings before interest expense, taxes, depreciation and amortization (EBITDA), return to stockholders (including dividends), revenues, profitability measures such as return on sales or return on revenues, cash flow or cost reduction goals, operating profit, pretax earnings, profit margins, sales growth, net income or any combination of the foregoing, and will set compensation levels as appropriate for the overall performance of that particular fiscal year.

If all or a portion of an annual incentive award awarded to one of these executive officers for a given fiscal year is paid in whole or in part in the form of awards under the Equity Plan or other equity plan of the Company, then, for purposes of determining the number of shares in such award, the Committee will value stock units, restricted stock or any other full value equity-based or equity-related award at the fair market value of the shares underlying the grant on the date of the award, and if granted under the 162(m) Plan, stock options and stock appreciation rights will be valued at their fair value, as expensed by the Company; provided that the fair market value of the awards granted under the 162(m) Plan plus any cash paid as an annual bonus shall not exceed the maximum amount payable under the formula and equity-based award will be subject to the overall limit on the number of shares of our class A common stock that may be made subject to such awards contained in the Equity Plan. Additionally, options and stock appreciation rights may be granted as Section 162(m) qualified performance based compensation outside of the 162(m) Plan if they comply with the maximum award limitations on grants per individual set forth in the Equity Plan.

Awards made in the future under the formula adopted by the Committee will be based on the Company’s future performance. Accordingly, the amount of incentive compensation to be paid in the future to the Company’s current or future covered officers cannot be determined at this time. Actual amounts will depend on the Company’s actual performance and on whether the Committee or the Board elects to reduce such amounts.

Vote Required and Board Recommendation. The affirmative vote of a majority of the voting power of the shares of our common stock entitled to vote and represented in person or by proxy at the Annual Meeting is required to approve the MSCI Inc. Performance Formula and Incentive Plan.

Our Board unanimously recommends a vote “FOR” approval of the Section 162(m) Plan. Proxies solicited by the Board will be voted “FOR” this approval unless otherwise instructed.

Item 4—Ratification of the Appointment of MSCI Inc.’s Independent Auditor

The Audit Committee appointed Deloitte & Touche LLP (Deloitte & Touche) as independent auditor for fiscal 2008 and presents this selection to the shareholders for ratification. Deloitte & Touche will audit our consolidated financial statements for fiscal 2008 and perform other permissible, pre-approved services. The Audit Committee pre-approves all audit and permitted non-audit services that Deloitte & Touche performs for the Company.

Independent Auditor’s Fees. The following table summarizes the aggregate fees (including related expenses; $ in thousands) for professional services provided by Deloitte & Touche to the Company related to fiscal 2007 and fiscal 2006.

	2007	2006
Audit Fees (1)	$1,066	$175

Total	$1,066	$175

(1)

Audit fees services for 2006 include audit of our consolidated financial statements. Audit fees services for 2007 include: (1) audit of our consolidated financial statements included in our Annual Report on Form 10-K, (2) auditing services in connection with our initial public offering, and (3) comfort letters, consents and other services related to SEC filings.

A Deloitte & Touche representative will attend the annual meeting to respond to your questions and will have the opportunity to make a statement. If shareholders do not ratify the appointment, the Audit Committee will reconsider it.

Our Board unanimously recommends a vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Audit Committee Report. The Audit Committee operates under a written charter adopted by the Board. The charter is available at http://ir.msci.com/governance.cfm. The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s risk management, the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), the performance of the Company’s internal auditor and independent auditor and the Company’s compliance with legal and regulatory requirements. We have the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. The Board has determined that Benjamin F. duPont and Scott M. Sipprelle are independent under the applicable independence standards of the NYSE and the Securities Exchange Act of 1934, as amended.

The Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor, Deloitte & Touche, is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditors. Under these procedures, the audit committee pre-approves both the type of services to be provided by the independent auditors and the estimated fees related to those services. During the pre-approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC and NYSE rules and regulations.

The Audit Committee did not hold meetings during fiscal 2007, primarily due to the fact that MSCI operated as a public company for less than one month of fiscal 2007. In connection with the audited financial statements for the fiscal year ended November 30, 2007, the Committee, among other things:

•	reviewed and discussed the Company’s 4th Quarter earnings release;

•	reviewed and discussed the audited consolidated financial statements and related footnotes for the fiscal year ended November 30, 2007 with management and Deloitte & Touche;

•	reviewed and discussed the annual plan and scope of work of the independent auditor;

•	met with Deloitte & Touche and Company management; and

•	reviewed and discussed the critical accounting policies set forth in the Company’s Annual Report on Form 10-K.

We discussed with Deloitte & Touche matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Deloitte & Touche also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that it is independent from the Company. We discussed with Deloitte & Touche their independence from the Company, and considered if services they provided to the Company went beyond those rendered in connection with their audit of the Company’s consolidated financial statements.

Based on our review and these meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended November 30, 2007 be included in the Company’s Annual Report on Form 10-K. We also selected Deloitte & Touche as the Company’s independent auditor for the fiscal year ended November 30, 2008 and are presenting the selection to the shareholders for ratification.

Respectfully submitted,

David H. Sidwell, Chair

Benjamin F. duPont

Scott M. Sipprelle

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance. We believe that all required reports have been timely filed under the SEC’s rules for reporting transactions by executive officers and directors in our common stock.

Certain Transactions. Morgan Stanley holds 96.59% of our outstanding class B common stock, which represents approximately 93.02% of the combined voting power of all classes of voting stock and approximately 81.04% of the economic interest in our outstanding common stock. Morgan Stanley does not hold any shares of our outstanding class A common stock. Please see “Item 1.—Business—Arrangements between Morgan Stanley and Us” in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on February 28, 2008 for a discussion of agreements we entered into with Morgan Stanley in connection with our IPO.

Cash Deposits, Receivables from Morgan Stanley and Interest Income

We deposit most of our excess funds with Morgan Stanley. Morgan Stanley receivables consist of amounts due from Morgan Stanley for our revenue and recharge of expenses to Morgan Stanley. We receive interest on the cash deposits and receivables at Morgan Stanley’s internal prevailing rates. The receivable amounts are unsecured. As of November 30, 2007, excess funds deposited with Morgan Stanley were approximately $137.6 million, representing approximately 15.3% of total assets. Morgan Stanley receivables as of November 30, 2007 were approximately $0.8 million. Interest earned on both cash on deposit with Morgan Stanley and Morgan Stanley receivables for the year ended November 30, 2007 totaled approximately $12.9 million.

Revenues

Morgan Stanley subscribes to, in the normal course of business, certain of our products. In licensing our products, Morgan Stanley may receive discounts consistent with those available to comparable clients engaged in comparable transactions. Revenues recognized by us from subscription to our products by Morgan Stanley for the fiscal year ended November 30, 2007 were approximately $12.4 million.

Administrative Expenses

Morgan Stanley has provided certain corporate functions to us including human resources, information technology, accounting, legal and compliance, tax, office space leasing, corporate services, treasury and other services. The allocation amount for services provided by Morgan Stanley for the fiscal year ended November 30, 2007 was approximately $26.4 million.

Payables to Morgan Stanley

Payables to Morgan Stanley consist of amounts due for our expenses, income taxes and prepayments for our services. The amounts outstanding are unsecured, bear interest at Morgan Stanley’s internal prevailing rates and are payable on demand. Amounts payable to Morgan Stanley as of November 30, 2007 were approximately $17.1 million. Interest expense on these payables for the fiscal year ended November 30, 2007 was approximately $8.3 million.

Directed Share Program

Each of our executive officers purchased shares of our class A common stock through our Directed Share Program in connection with our initial public offering, all of which have been disclosed in Section 16 Filings and are available on our website.

Related Person Transactions Policy. Our Board has adopted a written Related Person Transactions Policy (Policy) governing the approval of related person transactions. For purposes of the Policy: (i) a Related Person Transaction means (1) a Transaction involving the Company in which the amount involved exceeds $120,000 in any fiscal year and a Related Person has a direct or indirect material interest and (2) any material amendment or modification to the foregoing, regardless of whether such Transaction previously has been approved in accordance with the Policy; (ii) a Related Person means any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of MSCI or a nominee to become a director of MSCI, a person or entity that is known to be the beneficial owner of more than five percent of MSCI voting securities, excluding any beneficial owner that reports its ownership on Schedule 13G pursuant to Rule 13d-1(b) under the Securities Exchange Act of 1934, as amended, (a “5% Stockholder” under the Policy) and the Immediate Family Members (as defined in the Policy) of any of the foregoing; and (iii) a Transaction means any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, including indebtedness, guarantees of indebtedness and transactions involving employment and similar relationships. Under the Policy, the Legal and Compliance Department, in consultation with the General Counsel and outside counsel to the extent appropriate, reviews potential Related Person Transactions to determine if they are subject to review under the Policy and/or disclosure as a Related Person Transaction under rules of the Securities and Exchange Commission. If the Legal and Compliance Department and the General Counsel determine that (1) the proposed Transaction constitutes a Related Person Transaction or (ii) it would be beneficial to further review the Transaction under the Policy, then, in either case, the Transaction is referred to the Chief Executive Officer (CEO) and the General Counsel or the Nominating and Governance Committee. Any such Transaction will be referred for approval or ratification to: (i) the CEO and the General Counsel, in the case of a Transaction involving an executive officer (and/or their Immediate Family Members) other than the CEO or the General Counsel; (ii) to the CEO, in the case of a Transaction involving the General Counsel; or (iii) to the Nominating and Governance Committee, in the case of a Transaction involving a 5% Stockholder, a director, director nominee or the CEO (and/or their Immediate Family Members). In determining whether to approve a Related Person Transaction, the applicable reviewer, as set forth in the preceding sentence, considers all relevant facts and circumstances, including, among other things, the commercial reasonableness of the terms of the proposed Transaction, the benefit to the Company, the availability and/or opportunity costs of alternative Transactions, the materiality and character of the Related Person’s direct or indirect interest, whether the Transaction would impair the independence of a director, if the Related Person is a director, and whether the Transaction would, or would be perceived to, present an improper conflict of interest for the Related Person. All determinations by the CEO and the General Counsel are reported to the Nominating and Governance Committee at its next meeting. Certain categories of Transaction set forth in the Policy have been determined not to be Related Person Transactions and are not subject to the Policy. These categories of Transactions include, among other things, (i) Transactions between MSCI and any entity in which a Related Person has a relationship solely as a director, a less than 5% equity holder of any entity whose equity securities are publicly traded, a less than 10% holder of an entity whose equity securities are not publicly traded, or an employee (other than an executive officer) or all of these relationships, (ii) certain compensation agreements approved by the Compensation Committee or Board, as applicable, (iii) Transactions involving terms established on a competitive basis, in the ordinary course of business or comparable to similar terms with unaffiliated third parties; (iv) investments in financial products based on or created with the use of MSCI products and (v) certain indemnification payments. The Nominating and Governance Committee has authority to oversee the Policy and to amend it from time to time.

Other Business. We do not know of any other matters that may be presented for action at the meeting other than those described in this Proxy Statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

Shareholder Nominations for Director Candidates. The Nominating and Governance Committee oversees searches for and identifies qualified individuals for membership on MSCI’s Board. The Nominating and Governance Committee’s written charter requires the Committee to review candidates’ qualifications for membership on the Board or a committee of the Board, including making a specific determination as to the independence of each candidate, based on the criteria approved by the Board (and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under law or NYSE rules for Audit Committee membership purposes). The Nominating and Governance Committee is also required to review the composition of the Board and its committees in light of the current challenges and needs of the Board, the Company and each committee, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.

Shareholders of record complying with the notice procedures set forth below may make director recommendations for consideration by the Nominating and Governance Committee. Shareholders may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was released to shareholders in connection with the previous year’s annual meeting. Therefore, to submit a candidate for consideration for nomination at the 2009 annual meeting of shareholders, shareholders must submit the recommendation, in writing, by October 31, 2008. The written notice must demonstrate that it is being submitted by a shareholder of record of MSCI and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm his or her candidate’s consent to serve as a director. Shareholders must send recommendations to the Nominating and Governance Committee, Corporate Secretary, Gary Retelny, MSCI Inc., Wall Street Plaza, 88 Pine Street, New York, New York 10005.

Shareholder Proposals for the 2009 Annual Meeting. Shareholders intending to present a proposal at the 2009 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Corporate Secretary, Gary Retelny, Wall Street Plaza, 88 Pine Street, New York, New York 10005. We must receive the proposal no later than October 31, 2008.

Shareholders intending to present a proposal at the 2009 annual meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that our Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2009 annual meeting no earlier than December 10, 2008 and no later than January 9, 2009. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary.

Shareholders Sharing an Address. Consistent with notices sent to record shareholders sharing a single address, we are sending only one Annual Report and Proxy Statement to that address unless we received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of the Annual Report or Proxy Statement as follows:

•

Record shareholders wishing to discontinue or begin householding, or any record shareholder residing at a householded address wanting to request delivery of a copy of the Annual Report or Proxy Statement, should contact our transfer agent, BNY Mellon Shareowner Services, at 1-800-622-2393 (U.S.), (201) 680-6578 (outside the U.S.) or www.bnymellon.com/shareowner, or may write to them c/o BNY Mellon Shareowner Services at P.O. Box 358016, Pittsburgh, PA 15252-8015.

•

Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder. Any householded shareholder may request prompt delivery of a copy of the Annual Report or Proxy Statement by contacting us at (212) 804-1583 or may write to us at Investor Relations, Wall Street Plaza, 88 Pine Street, New York, NY 10005.

Consent to Electronic Delivery of Annual Meeting Materials. This Proxy Statement and the Annual Report are available on our website at http://ir.msci.com/sec.cfm. You can save the Company postage and printing expenses by consenting to access these documents over the internet in the future. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. To sign up for electronic delivery, please follow the instructions to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. If you choose electronic delivery, you may incur costs, such as cable, telephone and internet access charges, for which you will be responsible.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 9, 2008: Our Proxy Statement and our Annual Report for the fiscal year ended November 30, 2007 are available free of charge on our website at http://ir.msci.com/sec.cfm.

ANNEX A

DIRECTOR INDEPENDENCE STANDARDS

The board has established these guidelines to assist it in determining whether or not directors qualify as “independent” pursuant to the guidelines and requirements set forth in the New York Stock Exchange’s Corporate Governance Rules. In each case, the Board will broadly consider all relevant facts and circumstances and shall apply the following standards (in accordance with the guidance, and subject to the exceptions, provided by the New York Stock Exchange in its Commentary to its Corporate Governance Rules and, with respect to the guidelines in Section 1 below, subject to the applicable Transition Rule set forth in such Rules):

1.	Employment and commercial relationships affecting independence.

A.	Current Relationships. A director will not be independent if: (i) the director is a current partner or current employee of MSCI’s internal or external auditor; (ii) an immediate family member of the director is a current partner of MSCI’s internal or external auditor; (iii) an immediate family member of the director is (a) a current employee of MSCI’s internal or external auditor and (b) participates in the internal or external auditor’s audit, assurance or tax compliance (but not tax planning) practice; (iv) the director is a current employee, or an immediate family member of the director is a current executive officer, of an entity that has made payments to, or received payments from, MSCI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or (v) the director’s spouse, parent, sibling or child is currently employed by MSCI.

B.	Relationships within Preceding Three Years. A director will not be independent if, within the preceding three years: (i) the director is or was an employee of MSCI; (ii) an immediate family member of the director is or was an executive officer of MSCI; (iii) the director or an immediate family member of the director was (but no longer is) a (a) partner or employee of MSCI’s internal or external auditor and (b) personally worked on MSCI’s audit within that time; (iv) the director or an immediate family member of the director received more than $100,000 in direct compensation in any twelve-month period from MSCI, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (v) a present MSCI executive officer is or was on the compensation committee of the board of directors of a company that concurrently employed the MSCI director or an immediate family member of the director as an executive officer.

2.	Relationships not deemed material for purposes of director independence. In addition to the provisions of Section 1 above, each of which must be fully satisfied with respect to each independent director, the Board must affirmatively determine that the director has no material relationship with MSCI. To assist the Board in this determination, and as permitted by the New York Stock Exchange’s Corporate Governance Rules, the Board has adopted the following categorical standards of relationships that are not considered material for purposes of determining a director’s independence. Any determination of independence for a director that does not meet these categorical standards will be based upon all relevant facts and circumstances and the Board shall disclose the basis for such determination in the Company’s proxy statement.

A.	Equity Ownership. A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with MSCI, so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

B.

Other Directorships. A relationship arising solely from a director’s position as (i) director or advisory director (or similar position) of another company or for-profit corporation or organization that engages in a transaction with MSCI or (ii) director or trustee (or similar position)

of a tax exempt organization that engages in a transaction with MSCI (other than a charitable contribution to that organization by MSCI).

C.	Ordinary Course Business. A relationship arising solely from transactions (including, but not limited to, providing data or other products or services to MSCI or licensing products or services from MSCI), between MSCI and a director or company of which a director is an executive officer, employee or owner of 5% or more of the equity of that company, if such transactions are made in the ordinary course of business and on terms and conditions and under circumstances that are substantially similar to those prevailing at the time for comparable transactions, products or services for or with unaffiliated third parties.

D.	Indebtedness. A relationship arising solely from a director’s status as an executive officer, employee or owner of 5% or more of the equity of a company to which MSCI is indebted at the end of MSCI’s preceding fiscal year, so long as the aggregate amount of the indebtedness of MSCI to such company is not in excess of 2% of MSCI’s total consolidated assets at the end of MSCI’s preceding fiscal year.

E.	Charitable Contributions. A relationship arising solely from a director’s status as an officer, employee, director or trustee of a tax exempt organization, and the discretionary charitable contributions by MSCI (directly or through any foundation or similar organization established by MSCI) to the organization are less than the greater of $100,000 or 1% of the organization’s aggregate annual charitable receipts during the organization’s preceding fiscal year (automatic matching of employee charitable contributions are not included in MSCI’s contributions for this purpose).

F.	Professional, Social and Religious Organizations and Educational Institutions. A relationship arising solely from a director’s membership in the same professional, social, fraternal or religious association or organization, or attendance at the same educational institution, as an executive officer.

G.	Family Members. Any relationship or transaction between an immediate family member of a director and MSCI shall not be deemed a material relationship or transaction that would cause the director not to be independent if the standards in this Section 2 would permit the relationship or transaction to occur between the director and MSCI.

ANNEX B

MSCI INC. AMENDED AND RESTATED

2007 EQUITY INCENTIVE COMPENSATION PLAN

1. Purpose. The primary purposes of the MSCI Inc. Amended and Restated 2007 Equity Incentive Compensation Plan are to attract, retain and motivate employees and consultants, to compensate them for their contributions to the Company and to align their interests with the interests of the Company.

2. Definitions. Except as otherwise provided in an applicable Award Document, the following capitalized terms shall have the meanings indicated below for purposes of the Plan and any Award:

“Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 5(b).

“Award” means any award of Restricted Stock, Stock Units, Options, SARs, Performance-Based Awards or Other Awards (or any combination thereof) made under and pursuant to the terms of the Plan.

“Award Date” means the date specified in a Participant’s Award Document as the grant date of the Award.

“Award Document” means a written document (including in electronic form) that sets forth the terms and conditions of an Award. Award Documents shall be authorized in accordance with Section 13(e).

“Board” means the Board of Directors of MSCI.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance thereunder.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee of the Board appointed by the Board to administer the Plan or to have authority with respect to the Plan, any subcommittee appointed by such Committee, or any committee of “outside directors,” within the meaning of Section 162(m) of the Code (or any successor provisions thereto), of any corporation within the “affiliated group of corporations” (as defined in Section 1504 of the Code (determined without regard to Section 1504(b)).

“Company” means MSCI and all of its Subsidiaries.

“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards.

“Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

“Incentive Stock Option” means an Option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Document.

“MSCI” means MSCI Inc., a Delaware corporation, which is registered to do business in New York as NY MSCI.

“Option” or “Stock Option” means a right, granted to a Participant pursuant to Section 9, to purchase one Share.

“Other Award” means any other form of award authorized under Section 12 of the Plan, including any such Other Award the receipt of which was elected pursuant to Section 13(a).

“Participant” means an individual to whom an Award has been made.

“Performance-Based Award” means any form of award authorized under Section 11 of the Plan.

“Performance Formula and Incentive Plan” means the MSCI Inc. Performance Formula and Incentive Plan, which is a stand-alone performance-based annual incentive program.

“Plan” means the MSCI Inc. Amended and Restated 2007 Equity Incentive Compensation Plan, as amended from time to time in accordance with Section 16(e) below.

“Restricted Stock” means Shares granted or sold to a Participant pursuant to Section 7.

“SAR” means a right, granted to a Participant pursuant to Section 10, to receive upon exercise of such right, in cash or Shares (or a combination thereof) as authorized by the Committee, an amount equal to the increase in the Fair Market Value of one Share over a specified exercise price.

“Section 409A” means Section 409A of the Code (or any successor provisions thereto).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Stock.

“Stock” means the class A common stock, par value $0.01 per share, of MSCI.

“Stock Unit” means a right, granted to a Participant pursuant to Section 8, to receive one Share or an amount in cash equal to the Fair Market Value of one Share, as authorized by the Committee.

“Subsidiary” means (i) a corporation or other entity with respect to which MSCI, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which MSCI, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired (directly or indirectly) by MSCI or with which MSCI combines.

3. Effective Date and Term of Plan.

(a) Effective Date. The Plan shall become effective upon its adoption by the Board, subject to approval by the majority of stockholder(s) of MSCI prior to the date the Company Shares are distributed to public shareholders. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval, but no Shares may be issued or delivered pursuant to any such Award until the stockholder(s) of MSCI have approved the Plan.

(b) Term of Plan. No Awards may be made under the Plan after the date that is 10 years from the date of shareholder approval.

4. Stock Subject to Plan.

(a) Overall Plan Limit. The total number of Shares that may be delivered pursuant to Awards shall be 12,500,000 as calculated pursuant to Section 4(c). The number of Shares available for delivery under the Plan shall be adjusted as provided in Section 4(b). Shares delivered under the Plan may be authorized but unissued shares or treasury shares that MSCI acquires in the open market, in private transactions or otherwise.

(b) Adjustments for Certain Transactions. In the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend or distribution, split-up, spin-off, split-off, combination, reclassification or exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value or other change in corporate structure or any other event that affects MSCI’s capitalization, the Committee shall equitably adjust (i) the number and kind of shares authorized for delivery under the Plan, including the maximum number of Shares available for stock-based Awards as provided in Section 4(d) and the maximum number of Incentive Stock Options as provided in Section 4(e), and (ii) the number and kind of shares subject to any outstanding Award and the exercise or purchase price per share, if any, under any outstanding Award. In the discretion of the Committee, such an adjustment may take the form of a cash payment to a Participant. The Committee shall make all such adjustments, and its determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless the Committee determines otherwise, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

(c) Calculation of Shares Available for Delivery. In calculating the number of Shares that remain available for delivery pursuant to Awards at any time, the following rules shall apply (subject to the limitation in Section 4(e)):

1. The number of Shares available for delivery shall be reduced by the number of Shares subject to an Award and, in the case of an Award that is not denominated in Shares, the number of Shares actually delivered upon payment or settlement of the Award.

2. The number of Shares tendered (by actual delivery or attestation) or withheld from an Award to pay the exercise price of the Award or to satisfy any tax withholding obligation or liability of a Participant shall be added back to the number of Shares available for delivery pursuant to Awards.

3. The number of Shares in respect of any portion of an Award that is canceled or that expires without having been paid or settled by the Company shall be added back to the number of Shares available for delivery pursuant to Awards to the extent such Shares were counted against the Shares available for delivery pursuant to clause (1).

4. If an Award is settled or paid by the Company in whole or in part through the delivery of consideration other than Shares, or by delivery of fewer than the full number of Shares that was counted against the Shares available for delivery pursuant to clause (1), there shall be added back to the number of Shares available for delivery pursuant to Awards the excess of the number of Shares that had been so counted over the number of Shares (if any) actually delivered upon payment or settlement of the Award.

(d) Individual Limits on Stock-based Awards. The maximum number of Shares that may be subject to Options or SARs granted to or elected by a Participant in any fiscal year shall be 5,000,000.

(e) ISO Limit. The full number of Shares available for delivery under the Plan may be delivered pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options the rules set forth in Section 4(c) shall not apply to the extent not permitted by Section 422 of the Code.

5. Administration.

(a) Committee Authority Generally. The Committee shall administer the Plan and shall have full power and authority to make all determinations under the Plan, subject to the express provisions hereof, including without limitation: (i) to select Participants from among the Eligible Individuals; (ii) to make Awards; (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; (iv) to establish the terms and conditions of each Award, including, without limitation, those related to vesting, cancellation, payment, and exercisability, and the effect, if any, of certain events on a Participant’s Awards, such as the Participant’s termination of employment with the Company; (v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards; (vi) to construe and interpret any Award Document delivered under the Plan; (vii) to prescribe, amend and rescind rules and procedures relating to the Plan; (viii) to make all determinations necessary or advisable in administering the Plan and Awards, including without limitation determinations as to whether (and if so as of what date) a Participant has commenced, or has experienced a termination of, employment; provided, however, that to the extent full or partial payment of any Award that constitutes a deferral of compensation subject to Section 409A is made upon or as a result of a Participant’s termination of employment, the Participant will be considered to have experienced a termination of employment if, and only if, the Participant has experienced a separation from service with the Participant’s employer for purposes of Section 409A; (ix) to vary the terms of Awards to take account of securities law and other legal or regulatory requirements of jurisdictions in which Participants work or reside or to procure favorable tax treatment for Participants; and (x) to formulate such procedures as it considers to be necessary or advisable for the administration of the Plan.

(b) Delegation. To the extent not prohibited by applicable laws or rules of the exchange of primary listing, the Committee may from time to time delegate some or all of its authority under the Plan to one or more Administrators consisting of one or more members of the Committee as a subcommittee or subcommittees thereof or of one or more members of the Board who are not members of the Committee or one or more officers of the Company (or of any combination of such persons). Any such delegation shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. The Committee may at any time rescind all or part of the authority delegated to an Administrator or appoint a new Administrator. At all times, an Administrator appointed under this Section 5(b) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by an Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to an Administrator.

(c) Authority to Construe and Interpret. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(d) Committee Discretion. All of the Committee’s determinations in carrying out, administering, construing and interpreting the Plan shall be made or taken in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons. In the event of any disagreement between the Committee and an Administrator, the Committee’s determination on such matter shall be final and binding on all interested persons, including any Administrator. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Documents, as to the persons receiving Awards under the Plan, and the terms and provisions of Awards under the Plan.

(e) No Liability. Subject to applicable law: (i) no member of the Committee or any Administrator shall be liable for anything whatsoever in connection with the exercise of authority under the Plan or the administration of the Plan except such person’s own willful misconduct; (ii) under no circumstances shall any member of the Committee or any Administrator be liable for any act or omission of any other member of the Committee or an Administrator; and (iii) in the performance of its functions with respect to the Plan, the Committee and an Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee or the Administrator deems necessary, and no member of the Committee or any Administrator shall be liable for any action taken or not taken in good faith reliance upon any such advice.

6. Eligibility. Eligible Individuals shall include all officers, other employees (including prospective employees), consultants of and other persons who perform services for the Company, non-employee directors of

Subsidiaries and employees and consultants of joint ventures, partnerships or similar business organizations in which MSCI or a Subsidiary has an equity or similar interest. Any Award made to a prospective employee shall be conditioned upon, and effective not earlier than, such person’s becoming an employee. An individual’s status as an Administrator will not affect his or her eligibility to receive Awards under the Plan.

7. Restricted Stock. An Award of Restricted Stock shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

8. Stock Units. An Award of Stock Units shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Each Stock Unit awarded to a Participant shall correspond to one Share. Upon satisfaction of the terms and conditions of the Award, a Stock Unit will be payable, at the discretion of the Committee, in Stock or in cash equal to the Fair Market Value on the payment date of one Share. As a holder of Stock Units, a Participant shall have only the rights of a general unsecured creditor of MSCI. A Participant shall not be a stockholder with respect to the Shares underlying Stock Units unless and until the Stock Units convert to Shares. Stock Units may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

9. Options.

(a) Options Generally. An Award of Options shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all Options awarded under the Plan, except that the exercise price of an Option shall not be less than 100% of the Fair Market Value of one Share on the Award Date. Notwithstanding the foregoing, the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Share on the Award Date, provided that such substitution complies with applicable laws and regulations, including the listing requirements of the exchange of primary listing and Section 409A or Section 424 of the Code, as applicable. Upon satisfaction of the conditions to exercisability of the Award, a Participant shall be entitled to exercise the Options included in the Award and to have delivered, upon MSCI’s receipt of payment of the exercise price and completion of any other conditions or procedures specified by MSCI, the number of Shares in respect of which the Options shall have been exercised. Options may be either nonqualified stock options or Incentive Stock Options. Options and the Shares acquired upon exercise of Options may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

(b) Prohibition on Restoration Option Grants. Anything in the Plan to the contrary notwithstanding, the terms of an Option shall not provide that a new Option will be granted, automatically and without additional consideration in excess of the exercise price of the underlying Option, to a Participant upon exercise of the Option.

(c) Prohibition on Repricing of Options and SARs. Anything in the Plan to the contrary notwithstanding, the Committee may not reprice any Option or SAR. “Reprice” means any of the following or any other action that has the same effect: (i) amending an Option or SAR to reduce its exercise price, (ii) canceling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of one Share in exchange for an Option, SAR, Restricted Stock, Stock Unit, Performance-Based Award or Other Award, unless the cancellation or exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles; provided, however, that adjustments pursuant to Section 4(b) shall not be deemed to be a repricing that is prohibited by this Section 9(c).

(d) Payment of Exercise Price. Subject to the provisions of the applicable Award Document and to the extent authorized by rules and procedures of MSCI from time to time, the exercise price of the Option may be paid in cash, by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, or by such other means as MSCI may authorize.

(e) Maximum Term on Stock Options and SARs. No Option or SAR shall have an expiration date that is later than the tenth anniversary of the Award Date thereof.

10. SARs. An Award of SARs shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all SARs awarded under the Plan, except that the exercise price of a SAR shall not be less than 100% of the Fair Market Value of one Share on the Award Date. Notwithstanding the foregoing, the exercise price of any SAR that is a Substitute Award may be less than the Fair Market Value of one Share on the Award Date, subject to the same conditions set forth in Section 9(a) for Options that are Substitute Awards. Upon satisfaction of the conditions to the payment of the Award, each SAR shall entitle a Participant to an amount, if any, equal to the Fair Market Value of one Share on the date of exercise over the SAR exercise price specified in the applicable Award Document. At the discretion of the Committee, payments to a Participant upon exercise of a SAR may be made in Shares, cash or a combination thereof. SARs and the Shares that may be acquired upon exercise of SARs may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

11. Performance-Based Awards. The Committee is authorized to grant Performance-Based Awards denominated in cash, Shares, Stock Options, SARs, Stock Units, Restricted Stock and Other Awards or a combination thereof, subject to the terms and conditions of the Company’s Performance Formula and Incentive Plan, which is intended to comply with Section 162(m) of the Code.

12. Other Awards. The Committee shall have the authority to establish the terms and provisions of other forms of equity-based or equity-related Awards (such terms and provisions to be specified in the applicable Award Document) not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for (i) cash or Stock payments based in whole or in part on the value or future value of Stock or on any amount that MSCI pays as dividends or otherwise distributes with respect to Stock, (ii) the acquisition or future acquisition of Stock, (iii) cash or Stock payments (including payment of dividend equivalents in cash or Stock) based on one or more criteria determined by the Committee unrelated to the value of Stock, or (iv) any combination of the foregoing. The Committee also shall have the authority, without limitation, to grant annual cash incentive awards to Eligible Individuals and to establish the terms and provisions of such cash incentive awards. Awards pursuant to this Section 12 may, among other things, be made subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

13. General Terms and Provisions.

(a) Awards in General. Awards may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual. In accordance with rules and procedures authorized by the Committee, an Eligible Individual may elect one form of Award in lieu of any other form of Award, or may elect to receive an Award in lieu of all or part of any compensation that otherwise might have been paid to such Eligible Individual; provided, however, that any such election shall not require the Committee to make any Award to such Eligible Individual. Any such substitute or elective Awards shall have terms and conditions consistent with the provisions of the Plan applicable to such Award. Awards may be granted in tandem with, or independent of, other Awards.

(b) Discretionary Awards. All grants of Awards and deliveries of Shares, cash or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary, wages or other compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or other benefits from the Company or under any agreement with the Participant, unless MSCI specifically provides otherwise.

(c) Dividends and Distributions. If MSCI pays any dividend or makes any distribution to holders of Stock, the Committee may in its discretion authorize payments (which may be in cash, Stock (including Restricted

Stock) or Stock Units or a combination thereof) with respect to the Shares corresponding to an Award, or may authorize appropriate adjustments to outstanding Awards, to reflect such dividend or distribution. The Committee may make any such payments subject to vesting, deferral, restrictions on transfer or other conditions. Any determination by the Committee with respect to a Participant’s entitlement to receive any amounts related to dividends or distributions to holders of Stock, as well as the terms and conditions of such entitlement, if any, will be part of the terms and conditions of the Award, and will be included in the Award Document for such Award.

(d) Deferrals. In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant. The Committee shall set forth in writing (which may be in electronic form), on or before the date the applicable deferral election is required to be irrevocable in order to meet the requirements of Section 409A, the conditions under which such election may be made. In connection with such deferral, the Committee may provide that Awards so deferred may be credited with a notional return during the period of deferral based upon the corresponding return on one or more investments designated by the Committee or elected by the Participant in accordance with the procedures established by the Committee for this purpose. Notwithstanding any other authority granted to it, the Committee shall not have authority to accelerate the payment or settlement of any Award granted under the Plan that constitutes a deferral of compensation subject to Section 409A, except to the extent that such acceleration is permitted under Section 409A and would not cause a Participant to recognize income for United States federal income tax purposes prior to the time of payment, settlement or exercise of the Award or to incur interest or additional tax under Section 409A.

(e) Award Documentation and Award Terms. The terms and conditions of an Award shall be set forth in an Award Document authorized by the Committee. The Award Document shall include any vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, the effects of termination of employment, cancellation of the Award under specified circumstances, restrictions on transfer or provision for mandatory resale to the Company).

14. Certain Restrictions.

(a) Stockholder Rights. No Participant (or other persons having rights pursuant to an Award) shall have any of the rights of a stockholder of MSCI with respect to Shares subject to an Award until the delivery of the Shares, which shall be effected by entry of the Participant’s (or other person’s) name in the share register of MSCI or by such other procedure as may be authorized by MSCI. Except as otherwise provided in Section 4(b) or 13(c), no adjustments shall be made for dividends or distributions on, or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered. Except for the risk of cancellation and any restrictions on transfer that may apply to certain Shares (including restrictions relating to any dividends or other rights) as may be set forth in the applicable Award Document, the Participant shall be the beneficial owner of any Shares delivered to the Participant in connection with an Award and, upon such delivery shall be entitled to all rights of ownership, including, without limitation, the right to vote the Shares and to receive cash dividends or other dividends (whether in Shares, other securities or other property) thereon.

(b) Transferability. No Award granted under the Plan shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution or as otherwise provided for by the Committee.

15. Representation; Compliance with Law. The Committee may condition the grant, exercise, settlement or retention of any Award on the Participant making any representations required in the applicable Award Document. Each Award shall also be conditioned upon the making of any filings and the receipt of any consents or authorizations required to comply with, or required to be obtained under, applicable law.

16. Miscellaneous Provisions.

(a) Satisfaction of Obligations. Notwithstanding any other authority granted to it, the Committee shall not have the authority to offset from the payment of any Award any amount that a Participant owes to the Company that constitutes a deferral of compensation subject to Section 409A, except to the extent such offset is permitted by Section 409A and would not cause a Participant to recognize income for United States federal income tax purposes prior to the time of payment of the Award or to incur interest or additional tax under Section 409A. Subject to the preceding sentence, as a condition to the making or retention of any Award, the vesting, exercise or payment of any Award or the lapse of any restrictions pertaining thereto, the Company may require a Participant to pay such sum to the Company as may be necessary to discharge the Company’s obligations with respect to any taxes, assessments or other governmental charges (including FICA and other social security or similar tax) imposed on property or income received by a Participant pursuant to the Award. In accordance with rules and procedures authorized by the Company, (i) such payment may be in the form of cash or other property, including the tender of previously owned Shares, and (ii) in satisfaction of such taxes, assessments or other governmental charges or, exclusively in the case of an Award that does not constitute a deferral of compensation subject to Section 409A, of other obligations that a Participant owes to the Company, the Company may make available for delivery a lesser number of Shares in payment or settlement of an Award, may withhold from any payment or distribution of an Award or may enter into any other suitable arrangements to satisfy such withholding or other obligation.

(b) No Right to Continued Employment. Neither the Plan nor any Award shall give rise to any right on the part of any Participant to continue in the employ of the Company.

(c) Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(d) Governing Law. The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the Award to the substantive law of another jurisdiction.

(e) Amendments and Termination. The Board or Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time and may modify or amend the terms and conditions of any outstanding Award (including by amending or supplementing the relevant Award Document at any time); provided, however, that no such modification, amendment, suspension or termination shall, without a Participant’s consent, materially adversely affect that Participant’s rights with respect to any Award previously made; and provided, further, that the Committee shall have the right at any time, without a Participant’s consent and whether or not the Participant’s rights are materially adversely affected thereby, to amend or modify the Plan or any Award under the Plan in any manner that the Committee considers necessary or advisable to comply with any law, regulation, ruling, judicial decision, accounting standards, regulatory guidance or other legal requirement. Notwithstanding the preceding sentence, neither the Board nor the Committee may accelerate the payment or settlement of any Award, including, without limitation, any Award subject to a prior deferral election, that constitutes a deferral of compensation for purposes of Section 409A except to the extent such acceleration would not result in the Participant incurring interest or additional tax under Section 409A. No amendment to the Plan may render any Board member who is not a Company employee eligible to receive an Award at any time while such member is serving on the Board. To the extent required by applicable law or the rules of the exchange of primary listing, amendments to the Plan shall not be effective unless they are approved by MSCI’s stockholders.

ANNEX C

MSCI INC.

PERFORMANCE FORMULA AND INCENTIVE PLAN

The following sets forth the performance formula (the “Performance Formula”), which governs annual incentive awards for certain executive officers of MSCI Inc. (the “Company”) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Performance Formula is intended to be a valid shareholder-approved performance formula for annual incentive awards under the MSCI Inc. Amended and Restated 2007 Equity Incentive Compensation Plan (the “EICP”). The Performance Formula and related provisions (the “Performance Formula and Incentive Plan”) are set forth below as a stand-alone document for ease of administration.

1.	Definitions

As used herein, the following capitalized words shall have the meanings set forth below:

“Adjusted EBITDA” means the Company’s EBITDA adjusted to eliminate the compensation expenses incurred in relation to the founders grant awards of restricted stock units and stock options granted in connection with the Company’s initial public offering of November 14, 2007 and expensed over the applicable service period. Additionally, Adjusted EBITDA will also be adjusted to eliminate: (1) the cumulative effect of changes in accounting policy (which include changes in generally accepted accounting principles) adopted by the Company, for the relevant fiscal year; (2) expenses classified as provisions for restructuring; (3) expenses related to valuation of goodwill and related impairments, if any; (4) gains and/or losses classified as discontinued operations; and (5) gains or losses classified as extraordinary items. In each instance, the above-referenced adjustments to Adjusted EBITDA must be in accordance with accounting principles generally accepted in the United States.

“Award” means an award, including without limitation, an award of restricted stock, stock units, stock options, or stock appreciation rights or another equity-based or equity-related award, granted under the EICP or any other Company equity compensation plan and subject to the terms and provisions of such plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

“Committee” means the Compensation Committee of the Board, any successor committee thereto, or any subcommittee of the Board consisting solely of at least two “outside directors” as defined under Section 162(m) of the Code.

“Company” means MSCI Inc., a Delaware Corporation registered to do business in New York as NY MSCI.

“Date of the Award” means the effective date of an Award as specified by the Committee.

“EBITDA” means the Company’s income before interest, taxes, depreciation and amortization as reported in its consolidated financial statements.

“Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

“Maximum Annual Incentive Award” has the meaning set forth in Section 2.

“Section 162(m) Participant” means, for a given fiscal year of the Company, any individual designated by the Committee by not later than 90 days following the start of such year (or such other time as may be required or permitted by Section 162(m) of the Code) as an individual whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

“Share” means a share of common stock, par value $0.01 per share, of the Company.

“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Performance Formula and Incentive Plan.

2.	Annual Incentive Award

Commencing with the fiscal year of the Company beginning December 1, 2007 and for each fiscal year of the Company thereafter, each Section 162(m) Participant will be eligible to earn under the Performance Formula and Incentive Plan an annual incentive award for each fiscal year in a maximum amount equal to the following percentages of Adjusted EBITDA for that fiscal year: 5% for the Chief Executive Officer (“CEO”), 4% for the second highest compensated Section 162(m) Participant and 2% for all other Section 162(m) Participants (the “Maximum Annual Incentive Award”). In determining the annual incentive award amounts payable under the Performance Formula and Incentive Plan, the Committee may not pay a Section 162(m) Participant more than the Maximum Annual Incentive Award, but the Committee shall have the right to reduce the incentive award amount payable to such Section 162(m) Participant to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the year.

Following the completion of each fiscal year, the Committee shall certify in writing the Maximum Annual Incentive Awards and the incentive amounts, if any, payable to Section 162(m) Participants for such fiscal year. The incentive award amounts payable to a Section 162(m) Participant will be paid annually following the end of the applicable fiscal year after such certification by the Committee in the form of (i) cash, (ii) Awards with a value as of the Date of the Award, determined in accordance with Section 3 below, equal to the value of the annual incentive award amount earned by the Section 162(m) Participant for such fiscal year, or (iii) a combination of cash and such Awards. Any Awards granted in accordance with the preceding provisions will be subject to any additional vesting terms as determined reasonable in the discretion of the Committee.

3.	Valuation

If the Committee determines that all or a portion of an annual incentive award awarded to a Section 162(m) Participant for a given fiscal year is paid in whole or in part in the form of Awards, then for purposes of determining the number of Shares subject to such Awards, the Committee will value Awards in the form of restricted stock, restricted stock units or other full-value share awards at the Fair Market Value of the Shares underlying the grant on the Date of the Award and will value Awards in the form of options and stock appreciation rights at their fair value on the Date of the Award, as expensed by the Company under SFAS No. 123R for purposes of the Company’s financial statements. Notwithstanding the foregoing, the Fair Market Value of any Awards plus any cash paid as an annual incentive award pursuant to the Performance Formula and Incentive Plan shall not exceed the Maximum Annual Incentive Award.

4.	Repeal of Section 162(m) of the Code

Without further action by the Board, the Performance Formula and Incentive Plan shall cease to apply on the effective date of the repeal of Section 162(m) of the Code (and any successor provision thereto).

5.	Administration

The Committee shall administer the Performance Formula and Incentive Plan and shall have full power and authority to make all determinations under the plan, subject to the express provisions hereof, including without limitation: (i) to appropriately identify eligible Section 162(m) Participants; (ii) to make Awards; (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; (iv) to establish the terms and conditions of each Award, including, without limitation, those related to vesting, cancellation, payment, and exercisability, and the effect, if any, of certain events on a Section 162(m)

Participant’s Awards, such as the Section 162(m) Participant’s termination of employment with the Company; (v) to specify and approve the provisions of the Award documents delivered to Section 162(m) Participants in connection with their Awards; (vi) to construe and interpret any Award document delivered under the plan; (vii) to prescribe, amend and rescind rules and procedures relating to the plan; and (viii) to formulate such procedures as it considers to be necessary or advisable for the administration of the plan.

The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Performance Formula and Incentive Plan. All of the Committee’s determinations in carrying out, administering, construing and interpreting the plan shall be made or taken in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons. The Committee’s determinations under the Performance Formula and Incentive Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the plan (whether or not such persons are similarly situated).

6.	Governing Law

The Performance Formula and Incentive Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the Award to the substantive law of another jurisdiction.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date

MSCI INC.

0 0 0

0 0 0

0 0

0 0 0

0 0 0

0 0 0

0 0 0

0 0 0

0 0 0

MSCI INC.

WALL STREET PLAZA

88 PINE STREET

NEW YORK, NY 10005

0

0

0 0

MSINC1

For Against Abstain For Against Abstain

0

0 0

0 0

0

MSCI Inc.’s Board recommends a vote “FOR” the

nominees listed below:

1a Kenneth M. deRegt

1b Benjamin F. duPont

1c Henry A. Fernandez

1d James P. Gorman

1e Linda H. Riefler

1f Robert W. Scully

1g David H. Sidwell

1h Scott Sipprelle

1i Rodolphe M. Vallee

MSCI Inc.’s Board recommends a vote “FOR”

Proposals 2, 3 and 4 below:

2. To approve the MSCI Inc. Amended and

Restated 2007 Equity Incentive

Compensation Plan

1. Election of nominees for Director:

3. To approve the MSCI Inc. Performance

Formula and Incentive Plan

4. To ratify the appointment of Deloitte &

Touche LLP as independent auditor

Sign exactly as imprinted (do not print). If shares are

held jointly, EACH holder should sign. Executors,

administrators, trustees, guardians and others signing

in a representative capacity should indicate the

capacity in which they sign. An authorized officer

signing on behalf of a corporation should indicate the

name of the corporation and the officer’s title.

Please help the Company reduce costs—submit your voting

instructions by Internet or telephone.

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM (EDT) on

April 8, 2008. Have your proxy card in hand when you access

the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER

COMMUNICATIONS

If you would like to reduce the costs incurred by MSCI Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery,

please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM (EDT) on April 8, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to MSCI Inc., c/o

Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IMPORTANT

YOUR INSTRUCTIONS MUST BE RECEIVED BY

11:59 PM (EDT) ON APRIL 8, 2008

You can vote by Internet or telephone

Available 24 hours a day, 7 days a week

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2008

ANNUAL MEETING OF SHAREHOLDERS, APRIL 9, 2008

MSCI INC.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

The undersigned hereby appoints Gary Retelny and Frederick Bogdan, and each of them, proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of MSCI Inc. that the undersigned is entitled in any capacity to vote if personally present at the 2008 Annual

Meeting of Shareholders to be held on April 9, 2008 and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO

DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION

OF MSCI INC.’S BOARD OF DIRECTORS.